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BANC OF CALIFORNIA, INC.
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BANC OF CALIFORNIA, INC.

NOTICE OF

2021 MEETING OF STOCKHOLDERS AND PROXY STATEMENT

CE MATTERS

March 31, 2021
Dear Fellow Stockholder:
The emergence of the COVID-19 pandemic turned 2020 into a year of unprecedented challenges. We are extremely proud of how our entire organization has responded to these difficult times, as we have been able to adjust our operations to keep our employees safe and healthy while continuing to deliver outstanding service with as little disruption as possible. We provided critical support to new and existing clients by helping them access funding through the Paycheck Protection Program and the Main Street Lending Program, while also offering temporary relief to those borrowers most impacted by the pandemic through loan deferments and forbearances. We are pleased to report that by the end of 2020, almost all of our commercial borrowers had returned to their regularly scheduled payments.
Despite the many challenges presented by the pandemic, we had an extraordinarily productive year in terms of executing on the strategies that we have identified to enhance the long-term value of our franchise. With our focus on providing a superior level of service and execution, we believe we have made Banc of California the preferred relationship-focused business bank in Southern California, and the positive reputation we have built is giving us more opportunities every day to add high quality loan and deposit relationships that will further enhance our growth and profitability in the future.
As a result of our strong execution, we successfully delivered on the key objectives we laid out for the year:
•We significantly improved our deposit mix and reduced our cost of deposits;
•We maintained stability in our net interest margin despite the dramatic decline in interest rates;
•We reduced our expenses and increased our operating leverage;
•We shifted our loan portfolio towards relationship-focused business loans and ramped up commercial loan production to replace the planned runoff of our single-family residential loan portfolio;
•We managed credit quality, increased our allowance for credit losses, and improved our overall asset quality ratios, despite the impact of the pandemic; and
•We successfully executed on a number of important strategic initiatives that will accelerate our earnings growth including:
◦exiting the Los Angeles Football Club (LAFC) stadium naming rights contract in a way that eliminated $89 million of future payments;
◦restructuring and early repayment of $211 million of Federal Home Loan Bank (FHLB) long-term borrowings to lower the effective interest rate; and
◦issuing $85 million of subordinated debt at attractive pricing, which positioned us to redeem our Series D preferred stock early in 2021.
By the end of the year, our progress on these key objectives had resulted in a significant improvement in our level of profitability, with our financial results in the second half of 2020 demonstrating the potential of the franchise we are building.
The dramatic improvement we have made in the quality of our franchise is enabling us to make steady progress in transforming Banc of California into a high-performing institution. We closely evaluate our performance relative to other community and regional banks across the country. In many key areas – most notably reducing our deposit costs, holding our loan yield, and improving our net interest margin – our relative performance since the beginning of 2019 has been among the best in the country.
Our accomplishments during the past year are directly attributable to the extraordinary efforts of our employees. Despite the challenges of working remotely, they went above and beyond on behalf of the bank in service to our clients and communities, and we are very appreciative of their talent, dedication, and hard work under difficult conditions.
The COVID-19 pandemic highlighted the valuable role that Banc of California plays in supporting the broader communities that we serve. Last year, we implemented several important initiatives including partnering with Food Finders to provide

Annual Proxy Statement | 2021

more than 300,000 meals to people in need in Southern California, donating funds to the Los Angeles Fire Department for the purchase of personal protective equipment, developing an online classroom to continue offering financial literacy education for young adults, and co-sponsoring five community blood drives.
These initiatives reflect our commitment to responsible corporate stewardship, which includes making a positive impact on our communities, donating funds and resources through our non-profit foundation, embracing diversity, and creating a supportive and inclusive workplace environment. To that end, we empowered our employee-led Inclusion, Diversity, Engagement, and Awareness (IDEA) Committee to bring together voices and ideas to help fuel and foster a culture of openness and inclusion initiatives surrounding communications, recruitment, training and mentorship. In our proxy statement, we have expanded our Environmental, Social, and Governance (ESG) disclosures to help our stockholders better understand the considerable time, attention, and resources we devote to these important areas and which we believe help build a healthy and sustainable franchise over the long-term.
2021 Annual Meeting of Stockholders Information
On behalf of the Board of Directors and management of Banc of California, Inc. (the Company), we invite you to attend the Company’s 2021 Annual Meeting of Stockholders (the Annual Meeting or the Meeting). The Meeting will be held at 8:00 A.M., Pacific Daylight Time, on May 13, 2021 by means of remote communication (commonly referred to as a “virtual” meeting). You will find information in the enclosed proxy statement on how to attend the Meeting.
Your vote is important, regardless of the number of shares you hold. We will begin mailing a Notice of Internet Availability of Proxy Materials and voting instructions to our stockholders on or about March 31, 2021, informing them of the availability online of our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020. You may choose to access these materials online, or you may request paper or e-mail copies. By making these materials available online to all stockholders, we are able to provide a more environmental-friendly process as well as reduce our printing and distribution costs.
Even if you do not plan to attend the Annual Meeting, please read the enclosed proxy statement and vote your shares as promptly as possible by the internet, telephone or mail. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.
Our Board and management are committed to the success of the Company. We endeavor to support our colleagues, clients and communities in a way that will enhance stockholder value. Thank you for your continued confidence and support.

/s/ Robert D. Sznewajs ROBERT D. SZNEWAJS Chair of the Board	/s/ Jared M. Wolff JARED M. WOLFF President and CEO

Annual Proxy Statement | 2021

BANC OF CALIFORNIA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 13, 2021
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the Annual Meeting or the Meeting) of Banc of California, Inc. (the Company) will be held:

DATE	May 13, 2021

TIME	8:00 A.M. Pacific Daylight Time

LOCATION (VIRTUAL)	www.virtualshareholdermeeting.com/banc2021

ITEMS OF BUSINESS	No.	Proposal

	I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.

	II.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

	III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

RECORD DATE
Holders of record of the Company’s voting common stock at the close of business on March 15, 2021 (the Record Date) will be entitled to vote at the Meeting or any adjournment or postponement of the Meeting.

ANNUAL REPORT
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 26, 2021 (the Annual Report), accompanies this proxy statement.

AVAILABILITY OF MATERIALS	The Company’s proxy statement and the Annual Report are also available on the Internet at www.proxyvote.com.

PROXY VOTING
It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing the enclosed proxy card and returning it by mail. Registered stockholders, that is, stockholders who hold stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Regardless of the number of shares you own, your vote is very important. Please vote today.

March 31, 2021
BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Ido Dotan
IDO DOTAN
General Counsel and Corporate Secretary
Santa Ana, California

Annual Proxy Statement | 2021

TABLE OF CONTENTS

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2021

	PAGE		PAGE
PROXY STATEMENT SUMMARY	1	Overview	18
Our Annual Meeting Logistics	1	Current Non-Employee Director Compensation Program	18
Our Annual Meeting Agenda	1	Employee Directors	18
STOCK OWNERSHIP	2	2020 Summary Table of Director Compensation	19
Stock Ownership of Greater than Five Percent Stockholders	2	ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)	20
Stock Ownership of Directors and Executive Officers	2	Our Commitment to Corporate Social Responsibility	20
Section 16(a) Reports	2	Environmental Initiatives	24
PROPOSAL I	5	Corporate Governance Framework	25
Board Overview	5	EXECUTIVE OFFICERS	27
Current Board of Directors	5	Designation of Executive Officers	27
Summary of Director Qualifications and Experience	6	Executive Officer Biographies	27
Board Tenure and Diversity	7	COMPENSATION DISCUSSION AND ANALYSIS	31
Director Nominations and Proposals by Stockholders	8	Executive Summary	31
Nominees for Director at the Annual Meeting	8	Compensation Program and Philosophy	38
Directors	9	Elements of our Compensation Decision Making	40
CORPORATE GOVERNANCE MATTERS	14	2020 Pay Decisions	41
Director Independence	14	Other Benefits; Compensation Policies and Practices	47
Board Leadership Structure	14	REPORT OF THE COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	50
Risk Oversight	14	SUMMARY COMPENSATION TABLE	51
Board Composition and Meetings	15	CHIEF EXECUTIVE OFFICER PAY RATIO	53
Committee Structure of the Board of Directors and Meeting Attendance	15	2020 GRANTS OF PLAN-BASED AWARDS	54
Role and Composition of the Audit Committee	16	OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020	55
Role and Composition of the Compensation, Nominating and Corporate Governance Committee	17	STOCK OPTION EXERCISES AND STOCK VESTED	56
CNG Committee Delegation Of Authorities	18	EMPLOYMENT AGREEMENTS	57
Compensation Committee Interlocks and Insider Participation	18	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	59
Communications with the Board	18	REPORT OF THE AUDIT COMMITTEE	63
DIRECTOR COMPENSATION	18	PROPOSAL II	64

Page | TOCi	Annual Proxy Statement | 2021

TABLE OF CONTENTS

	PAGE		PAGE
General	64	Revoking Your Proxy	70
Fees Paid to Independent Registered Public Accounting Firms During the Years Ended December 31, 2020 and 2019	64	Board of Directors Voting Recommendations	70
PROPOSAL III	66	How Shares are Treated when no Voting Instructions are Provided	71
Advisory (Non-Binding) Vote to Approve Executive Compensation	66	Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes	71
Vote Required	66	Actions Required if any Director Nominee Does not Receive Required Majority Vote	71
TRANSACTIONS WITH RELATED PERSONS	67	Inspector of Election	72
General	67	Proxy Solicitation Costs	72
Other Transactions with Related Persons	68	Attending the Meeting	72
INFORMATION ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS	69	Director Nominees Unable to Stand for Election	72
Notice and Access (Electronic Proxy)	69	ADDITIONAL INFORMATION	73
Copies of Materials	69	Other Matters	73
Who Can Vote	69	Stockholder Proposals for the Annual Meeting of Stockholders to be Held in 2022	73
Voting Shares Held in “Street Name” by a Broker	69	APPENDICES	74
Number of Shares Required to be Present to Hold the Meeting	70	Appendix A	74
How to Vote Your Shares	70	Appendix B	75

Annual Proxy Statement | 2021	Page | TOCii

PROXY STATEMENT SUMMARY

Our Annual Meeting Logistics

BANC OF CALIFORNIA, INC. 3 MacArthur Place Santa Ana, California 92707 (949) 236-5211	Date and Time May 13, 2021 8:00 A.M. Pacific Daylight Time	Location (Virtual) www.virtualshareholdermeeting.com/banc2021
	Record Date March 15, 2021	Who Can Vote Holders of the Company’s Voting Common Stock as of the Record Date
Our Annual Meeting Agenda

The Board of Directors of Banc of California, Inc. (Banc of California, the Company, we, us and our) is using this proxy statement to solicit proxies from the holders of the Company’s voting common stock, par value $0.01 per share, for use at the upcoming 2021 Annual Meeting of Stockholders (the Annual Meeting or the Meeting) and any adjournments or postponements of the Meeting. Stockholders are being asked to vote on the following matters:

No.	Proposal	Board Vote Recommendation:	Page

I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.	FOR each director nominee	7

II.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	FOR	59

III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement (Say-on-Pay).	FOR	61
These proposals are described in more detail elsewhere in this proxy statement. In addition to these proposals, stockholders will also consider any other matters that may properly come before the Meeting or any adjournment or postponement of the Meeting, although the Company’s Board of Directors (the Board) knows of no other business to be presented.
By submitting your proxy, you authorize the persons named in this proxy to represent you and vote your shares at the Meeting in accordance with your instructions. Those persons also may vote your shares to adjourn the Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Meeting.
For more information about who can vote, voting mechanics and other general Meeting matters, see Information About the 2021 Annual Meeting of Stockholders beginning on page 64. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being made available to stockholders on or about March 31, 2021.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the SEC) on February 26, 2021 (the Annual Report), which includes the Company’s audited financial statements, accompanies this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.
Additionally, some of the information in this proxy statement and the Annual Report relates to the Company’s wholly owned banking subsidiary, Banc of California, National Association (the Bank).
As of the Record Date, there were 50,167,254 shares of voting common stock issued and outstanding.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy.

Page | 1	Annual Proxy Statement | 2021

STOCK OWNERSHIP

Stock Ownership of Greater than Five Percent Stockholders

The following table shows the beneficial ownership of our voting common stock by those persons or entities known by management to beneficially own more than five percent of the outstanding shares of our voting common stock as of the March 15, 2021 record date (the Record Date) for the Annual Meeting.

Name and Address of Greater than 5% Stockholders	Amount and Nature of Beneficial Ownership (1)	Percent of Voting Common Stock Outstanding (1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055 (2)	6,892,533	13.74%
Wellington Management Group LLP et al. 280 Congress Street Boston, Massachusetts 02210 (3)	5,473,626	10.91%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746 (4)	3,672,805	7.32%
PL Capital Advisors, LLC et al. 750 Eleventh Street South, Suite 202 Naples, Florida 34102 (5)	3,453,046	6.88%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355 (6)	3,091,516	6.16%
(1)Based on 50,167,254 shares of voting common stock of the Company issued and outstanding as of the Record Date. For purposes of computing the percentage of outstanding shares of voting common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)As reported in Amendment No. 4 to Schedule 13G filed with the SEC on January 26, 2021 by BlackRock, Inc. (BlackRock). The amended Schedule 13G reports that BlackRock has (i) sole voting power over 6,809,247 shares and (ii) sole dispositive power over 6,892,533 shares.
(3) As reported in Amendment No. 3 to Schedule 13G filed with the SEC on February 3, 2021 by Wellington Management Group LLP (Wellington); Wellington Group Holdings LLP (Wellington Group); Wellington Investment Advisors Holdings LLP (Wellington Advisors); and Wellington Management Company LLP (Wellington Company). The amended Schedule 13G reports as follows:
— Wellington has shared voting power over 4,787,740 shares and shared dispositive power over 5,473,626 shares;
— Wellington Group has shared voting power over 4,787,740 shares and shared dispositive power over 5,473,626 shares;
— Wellington Advisors has shared voting power over 4,787,740 shares and shared dispositive power over 5,473,626 shares; and
— Wellington Company has shared voting power over 4,752,288 shares and shared dispositive power over 5,422,176 shares.
(4) As reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP (Dimensional). The amended Schedule 13G reports that Dimensional has (i) sole voting power over 3,544,308 shares and (ii) sole dispositive power over 3,672,805 shares.
(5) Includes shares reported in Amendment No. 3 to Schedule 13D filed with the SEC on February 10, 2017 by PL Capital Advisors, LLC (PL Capital Advisors); John W. Palmer; and Richard J. Lashley. The amended Schedule 13D reports as follows:
— Messrs. Lashley and Palmer have shared voting and dispositive powers over 3,401,719 shares;
— PL Capital Advisors has shared voting and dispositive powers over 3,401,719 shares;
— Mr. Lashley has sole voting and dispositive powers over 20,000 shares; and
— Mr. Palmer has sole voting and dispositive powers over 5,500 shares.
Also includes an additional 25,827 shares issued to Mr. Lashley in connection with his service on the Board.
(6) As reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group (Vanguard). The amended Schedule 13G reports that Vanguard has (i) sole voting power over zero shares, (ii) sole dispositive power over 3,006,455 shares, (iii) shared voting power over 48,565 shares and (iv) shared dispositive power over 85,061 shares.

Annual Proxy Statement | 2021	Page | 2

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of our voting common stock on the Record Date for:
(i)each director of the Company;
(ii)each Named Executive Officer (as defined under Compensation Discussion and Analysis—Introduction), consisting of the applicable executive officers at December 31, 2020; and
(iii)all Named Executive Officers, current executive officers who are not Named Executive Officers and current directors of the Company, as a group.
The address of each of these beneficial owners is the same main address as that of the Company. As used in the following table, RSAs refer to restricted stock awards (RSAs) and RSUs refer to restricted stock units (RSUs), each of which is defined in our 2018 Omnibus Stock Incentive Plan (the 2018 Omnibus Plan).

Name	Voting Common Stock		Total Number of Shares Subject to RSUs that will Vest Within 60 Days	Total Number of Shares Subject to Exercisable Options that will Vest Within 60 Days	Total Number of Shares Beneficially Owned (2)	Percent of Voting Common Stock Outstanding (1)
Directors Who Are Not Executive Officers
James A. “Conan” Barker	39,550		8,819	—	48,369	*
Mary A. Curran	22,750		9,161	—	31,911	*
B.A. Fallon-Walsh	9,741		8,676	—	18,417	*
Bonnie G. Hill	16,146		9,019	—	25,165	*
Richard J. Lashley	3,438,242	(3)	9,304	—	3,447,546	6.87%
Jonah F. Schnel	55,406	(4)	8,676	7,452	71,534	*
Robert D. Sznewajs, Chair	53,203	(5)	13,100	7,452	73,755	*
Andrew Thau	3,354		8,676	—	12,030	*
W. Kirk Wycoff	1,531,742	(6)	8,676	—	1,540,418	3.07%
Named Executive Officers
Jared M. Wolff	207,031	(7)	5,759	—	212,790	*
President, Chief Executive Officer and Director
Lynn Hopkins	6,165		—	—	6,165	*
Executive Vice President and Chief Financial Officer
Ido Dotan	2,781		—	—	2,781	*
Executive Vice President, General Counsel and Corporate Secretary
Robert Dyck	1,968		—	—	1,968	*
Executive Vice President and Chief Credit Officer
Lynn A. Sullivan	11,363		—	—	11,363	*
Executive Vice President and Chief Risk Officer
All Named Executive Officers and Current Directors, as a group (15 persons)	5,414,200		92,746	14,904	5,521,850	9.94%
 * Represents less than 1% of the outstanding shares of the Company's voting common stock calculated in accordance with 13d-3 of the Exchange Act.
(1)For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days of the Record Date. This would include any RSUs which vest within 60 days of the Record Date. For purposes of this table, "percent of voting common stock outstanding" is based on 50,167,254 shares of voting common stock of the Company issued and outstanding as of the Record Date. In addition, in computing the percentage of outstanding shares of voting common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(2)Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment powers over the shares indicated.

Page | 3	Annual Proxy Statement | 2021

STOCK OWNERSHIP

(3)Includes 3,401,719 shares owned by PL Capital Advisors (as defined in footnote five to the Stock Ownership of Greater than Five Percent Stockholders table above); Mr. Lashley is a managing member of PL Capital Advisors and therefore may be deemed to beneficially own these shares. Also includes 26,523 shares held directly by Mr. Lashley, and 10,000 shares held by the Richard Lashley Roth IRA.
(4)Includes 1,437 shares underlying unvested RSAs over which Mr. Schnel has voting power. Also includes 500 shares owned by Mr. Schnel's spouse, which Mr. Schnel may be deemed to beneficially own.
(5) Includes 1,326 shares underlying unvested RSAs over which Mr. Sznewajs has voting power. Also includes 39,784 shares owned by the Robert D. Sznewajs Revocable Trust; as a trustee of the Robert D. Sznewajs Revocable Trust, Mr. Sznewajs may be deemed to beneficially own these shares.
(6)Includes 1,461,871 shares owned by Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P., and Patriot Financial Manager, L.P. (Patriot Partners); as a managing member of Patriot Partners, Mr. Wycoff may be deemed to beneficially own these shares. Also includes 69,871 shares held directly by Mr. Wycoff.
(7)Includes 101,695 shares underlying unvested RSAs over which Mr. Wolff has voting power. Also includes 39,500 shares owned by the Wolff Family Trust; as a trustee of the Wolff Family Trust, Mr. Wolff may be deemed to beneficially own these shares.
Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain of its officers, and persons who beneficially own more than 10 percent of the Company’s voting common stock, to report to the SEC their initial ownership of the Company’s equity securities and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this report any late filings or known failures to file.
To the Company’s knowledge, based solely on our review of such reports filed with the SEC and written representations that no other reports were required during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2020 were met.

Annual Proxy Statement | 2021	Page | 4

PROPOSAL I

Proposal I	ELECTION OF DIRECTORS
BOARD OVERVIEW
The Company’s Board of Directors currently consists of ten directors. All the Company’s current directors have been nominated for re-election, each for a one-year term that will expire at the 2022 annual meeting of stockholders. See Nominees for Director at the Annual Meeting.
Current Board of Directors

Details about the current Board of Directors, including committee memberships, are reflected in the following table.

Name	Age(1)	Director Since		Committee Memberships
			Principal Occupation	A	CNG	ALC	ER
Barker, James A. “Conan”	55	2019	Co-President, Velocity Vehicle Group	M		M
Curran, Mary A.	64	2017	Former Executive Vice President and Corporate Banking Chief Risk Officer, MUFG Union Bank	M			C
Fallon-Walsh, B.A.	68	2018	Former Division Head of Institutional Retirement Plan Services, The Vanguard Group		M	M
Hill, Bonnie G.	79	2017	President, B. Hill Enterprises, LLC		C		M
Lashley, Richard J.	62	2017	Principal and Managing Member, PL Capital Advisors, LLC	C		M
Schnel, Jonah F.	48	2013	Former Chair and President, Fast A/R Funding		M		M
Sznewajs, Robert D.	74	2013	Former President and Chief Executive Officer, West Coast Bancorp	M	M
Thau, Andrew	55	2019	Chief Operating Officer and General Counsel, United Talent Agency		M		M
Wolff, Jared M.	51	2019	President and Chief Executive Officer, Banc of California, Inc. and Banc of California, N. A.			C	M
Wycoff, W. Kirk	62	2017	Managing Partner, Patriot Financial Partners		M	M
(1) As of March 31, 2021
A – Audit Committee			C – Chair
ALC – Asset Liability Committee (ALCO)			M – Member
CNG – Compensation, Nominating and Corporate Governance Committee
ER – Enterprise Risk Committee (Risk)

Page | 5	Annual Proxy Statement | 2021

PROPOSAL I

Summary of Director Qualifications and Experience

The grid below summarizes the key qualifications and skills each of our director nominees possess that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography describes these qualifications and relevant experience in more detail.

Summary of Director Qualifications & Experience

	Barker, James A. "Conan"	Curran, Mary A.	Fallon-Walsh, B.A.	Hill, Bonnie G.	Lashley, Richard J.	Schnel, Jonah F.	Sznewajs, Robert D.	Thau, Andrew	Wolff, Jared M.	Wycoff, W. Kirk
Corporate Strategy *Experience developing and executing long-term strategic plans to achieve profitable growth*	●	●	●	●	●	●	●	●	●	●
Banking Industry Experience *Experience in the banking or lending industry, and knowledge of associated risks*		●	●		●	●	●		●	●
Financial Accounting *Experience or expertise in financial accounting and reporting or the financial management of a major organization*	●	●			●		●		●	●
Compensation and Human Capital *Knowledge and experience with attracting, retaining and motivating talent within a large organization*	●		●	●		●		●	●	
Corporate Governance *Knowledge and experience with corporate governance practices that reflect industry best practice*	●	●	●	●	●	●	●	●	●	●
Corporate Finance & M&A Experience *Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity or investment banking*	●	●			●	●	●	●	●	●
Risk Management *Experience assessing and mitigating significant regulatory, competitive or technological risks across an enterprise*	●	●	●	●	●	●	●	●	●	●
Public Company Board Service *Experience as a board member of another publicly-traded company*		●	●	●	●		●			●

Annual Proxy Statement | 2021	Page | 6

PROPOSAL I

Board Tenure and Diversity

Our focus is on having a Board composed of directors who actively contribute to the evolving needs of the Company with a diversity of perspectives, while maintaining the invaluable institutional knowledge brought by more tenured directors.

Average Director Tenure: 4.1 Years

Average Age: 62

9 out of 10 Directors are Independent

Page | 7	Annual Proxy Statement | 2021

PROPOSAL I

Director Nominations and Proposals by Stockholders

Director nominations by stockholders and stockholder proposals must be made pursuant to timely notice in writing to the Corporate Secretary, as set forth in Section 1.09 of the Company’s bylaws. A stockholder’s notice must be received by the Company not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting to be considered timely. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the prior year’s date, notice by the stockholder must be delivered not earlier than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. The stockholder’s notice must also include the information set forth in Section 1.09 of the Company’s bylaws. The Company’s bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in the Company’s proxy materials.
Nominees for Director at the Annual Meeting

At the recommendation of the Compensation, Nominating and Corporate Governance Committee (CNG Committee), the Board has nominated James A. “Conan” Barker, Mary A. Curran, B.A. Fallon-Walsh, Bonnie G. Hill, Richard J. Lashley, Jonah F. Schnel, Robert D. Sznewajs, Chair, Andrew Thau, Jared M. Wolff and W. Kirk Wycoff for re-election, each for a one-year term.
Each nominee has consented to being named as a director nominee in this proxy statement and agreed to serve if re-elected. Further, except for Mr. Wolff, each qualifies as an independent director under the Corporate Governance Listing standards of the New York Stock Exchange (NYSE), as applied in accordance with the Company’s Corporate Governance Guidelines.
Set forth below is information about the director nominees, including their principal occupation, business experience and qualifications to serve on the Board of Directors.

The Board of Directors unanimously recommends that you vote FOR each of the director nominees.

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PROPOSAL I

Directors

James A. “Conan” Barker
Independent Director Age: 55

Mr. Barker has over 30 years of experience in corporate strategy, private equity, and management of large corporate enterprises. Since 1998, Mr. Barker has served as Co-President, owner, and director of Velocity Vehicle Group, a privately owned group of companies that serve the truck, bus and capital equipment finance markets throughout the Southwest with revenues and assets in excess of $1 billion. Mr. Barker is also a board member and 50% owner of Velocity SBA, one of 14 non-bank small business lending companies in the United States licensed to originate loans under the Small Business Administration’s 7(a) program. From 1994 through 1997, Mr. Barker worked in Palo Alto, California for HAL Investments Inc., a private equity investment firm with holdings in real estate, maritime and industrial interests. From 1991 to 1994, Mr. Barker worked in the corporate strategy department of Sea Containers, Inc. in London, England setting business strategies for the multi-national transportation and hotel conglomerate. In addition, from 1988 to 1991 Mr. Barker worked for the Boston Consulting Group in the San Francisco and Chicago offices, assisting Fortune 500 firms on corporate strategy initiatives.
Mr. Barker received his Bachelor’s in Economics and Master’s in East Asian Studies from Stanford University and has lived in Southern California for 23 years.
Mr. Barker’s extensive experience in managing large corporate enterprises and his proficiency in corporate strategy and finance make him a valuable contributor to the Board. Mr. Barker is one of the Company’s Board-designated “audit committee financial experts.”

Mary A. Curran
Independent Director Age: 64

Ms. Curran spent 25 years at MUFG Union Bank, N.A., during which time she held several executive level positions, including Executive Vice President, Corporate Banking Chief Risk Officer from 2011 to 2014, and Executive Vice President, Head of The Private Bank at Union Bank from 2006 to 2011. During her time with Union Bank, Ms. Curran worked closely with its board and management to build an infrastructure focused on a strong, proactive, integrated and effective risk management. Ms. Curran was also tasked with improving the performance of Union Bank’s Wealth Management practice, a business unit with offices throughout California, Washington and Oregon. Prior to 2006, she spent 17 years in leadership roles in commercial banking.
Ms. Curran currently serves on the Board of Directors, Audit and Nominating and Corporate Governance Committees of Innovative Industrial Properties, Inc. (NYSE: IIPR). She also serves on the Board of Directors, Nominating/Governance Committee and Audit Committee for Hunter Industries, a privately held global irrigation, landscape lighting, custom manufacturing and dispensing solutions company. Ms. Curran recently served as Chair of San Diego State University’s Campanile Foundation Board and Executive Committee, and currently serves on its Nominating and Governance Committee and its Athletics Committee. Previous board service also includes: Chair of the California Bankers Association where she remains involved on the Banker Benefits Board. Ms. Curran is a member of NACD, Women Corporate Directors, and the Corporate Directors Roundtable of Orange County. She holds a Bachelor of Science degree in Journalism from the University of Colorado, Boulder and a Master’s degree in Business from San Diego State University.
Ms. Curran’s broad range of experience in the financial services industry and community involvement, especially in California, as well as her prior business and leadership positions, have enhanced the Board’s perspective. Her leadership and knowledge, specifically in credit and risk management as Chair of the Enterprise Risk Committee, have been vital to the Company’s risk framework and objectives.

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PROPOSAL I

B.A. Fallon-Walsh
Independent Director Age: 68

Ms. Fallon-Walsh has more than 35 years of experience in the banking and financial services industry. From 1995 until her retirement in 2012, Ms. Fallon-Walsh was with The Vanguard Group, where she led High Net Worth Services, Core Investor Services, Institutional Marketing and Institutional Retirement Plan Services, among other leadership positions. During her time at Vanguard, Ms. Fallon-Walsh also held Series 7, 63 and 24 securities licenses. Prior to joining Vanguard, she was an Executive Vice President with Bank of America and a predecessor company, Security Pacific Bank, in California. Her banking leadership roles included retail banking, strategic planning, marketing, product management and electronic delivery, residential mortgage, product development and secondary marketing.
Until June 2019, Ms. Fallon-Walsh served on the board of directors of Alliance Bernstein (NYSE: AB), where she chaired the Compensation and Workplace Practices Committee and the Corporate Governance Committee. She also served on the board of directors of MONY Life Insurance Company of America, an indirect subsidiary of AXA Equitable Holdings, Inc. (NYSE: EQH), and chaired the Investment Committee. In addition, Ms. Fallon-Walsh is a member of the Betterment for Business Advisory Board. Previous board service on other AXA companies includes Paris-based AXA Investment Managers and its subsidiaries. Ms. Fallon-Walsh received the Chairman’s Award for Outstanding Board Service from the Main Line Chamber of Commerce and is currently a director of the Lewes Yacht Club. She is a member of Women Corporate Directors and the NACD. Ms. Fallon-Walsh received a Bachelor’s degree, summa cum laude, in Liberal Arts and Management from Northeastern University and a Master’s degree in Business Administration from Harvard Business School.
Ms. Fallon-Walsh’s comprehensive background in the financial services industry, particularly within California, as well as her board experience and leadership expertise in banking have enriched the Board’s perspective.

Bonnie G. Hill
Independent Director Age: 79

Dr. Hill has served as the President of B. Hill Enterprises, LLC, a consulting firm focusing on corporate governance, board organizational and public policy issues since 2001. She is also co-founder of Icon Blue, a brand marketing company founded in 1998 and based in Los Angeles. Dr. Hill has over 30 years of experience serving on numerous corporate boards with a wide-ranging career in business, government, education, and philanthropy. Currently, Dr. Hill is an adjunct faculty member of the NACD Board Advisory Services Program, a founding member of the Lead Directors Network. Dr. Hill has also served on numerous public company boards, including the California Water Service Group (NYSE: CWT), The Home Depot, Inc. (NYSE: HD), Yum! Brands, Inc. (NYSE: YUM) and AK Steel Holding Corp. (NYSE: AKS). Dr. Hill also co-chaired the 2016 NACD Blue Ribbon Commission Report on Building the Strategic-Asset Board, served on the board of Financial Industry Regulatory Authority Investor Education Foundation and is a former member of Public Company Accounting Oversight Board Investor Advisory Group.
From 1997 to 2001, Dr. Hill served as President and Chief Executive Officer of The Times Mirror Foundation and as Senior Vice President, Communications and Public Affairs, for the Los Angeles Times. From 1992 to 1997 she served as Dean of the McIntire School of Commerce at the University of Virginia, and prior to that, Secretary of the State and Consumer Services Agency for the State of California. Dr. Hill has held a variety of presidential appointments, including Vice Chair of the Postal Rate Commission and Assistant Secretary in the U.S. Department of Education under President Reagan, and as Special Adviser to President George H. W. Bush for Consumer Affairs. She has chaired the SEC’s Consumer Affairs Advisory Committee and served on the board of directors of NASD Regulation, Inc. Dr. Hill also served as Vice President with Kaiser Aluminum and Chemical Corporation, and recently was honored with the Lifetime Achievement Award by the Forum for Corporate Directors. Dr. Hill has a Bachelor of Arts degree from Mills College, a Master of Science degree from California State University, Hayward, and a Doctorate of Education from the University of California at Berkeley.
Dr. Hill’s extensive background in board leadership and corporate governance has significantly supported the Company’s efforts to improve its corporate governance practices and broaden the Board’s perspective. Dr. Hill serves as the Chair of the CNG Committee.

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PROPOSAL I

Richard J. Lashley
Independent Director Age: 62

Mr. Lashley is the Managing Member of PL Capital Advisors, LLC, a SEC-registered investment advisory firm, and co-founder of PL Capital, LLC, a firm founded in 1996. PL Capital Advisors specializes in the banking industry and was named by the American Banker as one of the top community bank investors in the country. PL Capital is also one of the Company’s largest stockholders. Mr. Lashley’s primary responsibilities at PL Capital Advisors include portfolio management and research. Mr. Lashley has extensive experience serving on the boards of directors of numerous publicly-held and privately-held banks throughout the United States, including prior service on the boards of directors of MutualFirst Financial, Inc., Metro Bancorp, Inc. State Bancorp, Inc. and BCSB Bancorp, Inc. Mr. Lashley also has diverse experience as Chairman and/or member of numerous board committees. From 1994 to 1996, he was a Director in KPMG LLP’s corporate finance group, where he led a team providing merger and acquisition advisory services to banks throughout the country. From 1984 to 1993 he worked for KPMG LLP as a CPA, providing professional accounting services to banks and other financial services companies in New York and New Jersey. From 1992 to 1993 he served as the Assistant to the Chairman of the AICPA Savings Institution Committee in Washington D.C. Mr. Lashley received his Master’s degree from Rutgers University and a Bachelor of Science degree from Oswego State University. He is licensed as a CPA in New Jersey (status inactive).
Mr. Lashley’s extensive experience at KPMG LLP providing professional accounting and advisory services, as well as his service on numerous bank boards and his experience at PL Capital managing investments in the banking industry enables him to be a significant contributor to the Board as well as provides the perspective of a significant investor in the Company. Mr. Lashley is one of the Company’s Board-designated “audit committee financial experts” and serves as Chair of the Audit Committee.

Jonah F. Schnel
Independent Director Age: 48

Mr. Schnel is a consultant, and manager of private equity sponsored companies and new business ventures. Until their acquisitions during 2019, Mr. Schnel led Fast A/R Funding, a private company focused on lending to small businesses throughout the United States and Timco CNG, a private company operating public-access, compressed natural gas stations in Southern California. Previously, Mr. Schnel led the recapitalization of National Capital Management, an acquirer and servicer of distressed consumer debt, and assisted management during that company’s significant growth and through its acquisition by Portfolio Recovery Group, Inc. in 2012. Prior to that, Mr. Schnel was a Partner at ITU Ventures for seven years, a venture capital firm making early-stage investments in technology companies associated with innovation emerging from leading research universities in the United States. Earlier in his career, Mr. Schnel worked as a manager at SunAmerica Investments, Inc. in the real estate investment division with a primary focus on first lien lending in a diversified range of commercial real estate assets. Mr. Schnel currently serves as the Chair and President of the Southern California Chapter of the Tourette Association of America. Mr. Schnel completed the director training and certification program at the UCLA Anderson School of Management and received his Bachelor’s degree, summa cum laude, from Tulane University.
Mr. Schnel’s diverse experience in founding and managing numerous privately-held companies, and investments in various industries such as specialty finance and lending, alternative energy, gaming and technology, as well as his proficiency in commercial real estate and managerial oversight of a diverse set of finance-related businesses, has considerably strengthened the Board. More recently, Mr. Schnel received training and completed the cybersecurity certification program with respect to Managing Risk in the Information Age through Harvard’s Office of the Vice Provost for Advances in Learning in association with HarvardX.

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PROPOSAL I

Robert D. Sznewajs, Chair
Chair, Independent Director Age: 74

Mr. Sznewajs was the President and Chief Executive Officer of West Coast Bancorp from 2000 to 2013, an Oregon-based bank holding company which was sold in 2013 with $2.5 billion in assets. Mr. Sznewajs has held a variety of executive level roles in large financial services institutions, including Vice Chair of U.S. Bancorp; President and Chief Operating Officer of BankAmericard; Executive Vice President and Manager of Valley National Bancorp; and President and Chief Executive Officer of Michigan National Bank. In addition to nearly 40 years of experience in the areas of regulatory matters, operations and technology, consumer and commercial banking, sales and marketing, management of investment portfolios and mergers and acquisitions, Mr. Sznewajs has also served on several boards and executive committees, namely Outerwall, Inc. (formerly Coinstar); the Portland Branch Board of the Federal Reserve Bank of San Francisco; the Oregon’s Bankers Association; the United Way; the Association for Corporate Growth; and the Bates Group, LLC. Mr. Sznewajs received both his Master’s and Bachelor’s degrees from the University of Detroit and is a licensed CPA (status inactive).
In addition to Mr. Sznewajs’ responsibilities as the Board Chair, he is one of the Company’s Board-designated “audit committee financial experts.” His broad and deep experience in the banking industry, including having been the Chief Executive Officer of a publicly-held bank holding company, makes him a particularly valued member of the Board.

Andrew Thau
Independent Director Age: 55

Mr. Thau is Chief Operating Officer and General Counsel of global talent and entertainment company United Talent Agency (UTA). Since 2007, Mr. Thau has been central to UTA’s operations, M&A and business expansion strategies amid a sea change across the entertainment, media and technology landscape. Mr. Thau was the first non-agent to be named to the UTA partnership in 2016 and its board of directors in 2018. Mr. Thau also serves on UTA’s audit committee and as one of four managing directors responsible for overseeing UTA’s day-to-day business. Mr. Thau began his career at the Zalkin, Rodin and Goodman law firm in New York City, specializing in bankruptcy and corporate restructuring. Mr. Thau then moved to 20th Century Fox where he served as an attorney in the licensing/merchandising and filmed entertainment groups before taking on executive roles overseeing domestic and international cable television networks and businesses. Mr. Thau later led the content and technology venture Be Here as its CEO and subsequently helped launch and served as COO of Network LIVE, a joint venture of AOL, XM Satellite Radio and AEG that broadcasted live music and entertainment events across all platforms.
Mr. Thau is a graduate of George Washington University and the Benjamin N. Cardozo School of Law, and has served on the boards of multiple charitable organizations. He has lived in Southern California for 25 years.
Mr. Thau’s extensive operational, legal and strategic experience from his senior leadership roles at UTA and various entertainment and technology ventures has considerably strengthened the Board.

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PROPOSAL I

Jared M. Wolff
Non-Independent Director Age: 51

Mr. Wolff was appointed as President and Chief Executive Officer of the Company and the Bank and as a director of the Company and Chair of the Board of the Bank effective March 18, 2019. Prior to joining the Company, Mr. Wolff served as Executive Vice President, General Counsel and Corporate Secretary of City National Bank from May 2018 to March 2019, and as Deputy General Counsel from January 2018 to April 2018. At City National, he was a member of the Executive Committee and oversaw the Legal and Corporate Administrative Group, among other areas. Prior to City National, from 2015 to 2017, Mr. Wolff served as Co-Managing Partner of Quarter Group, LLC, a real estate investment company focused on acquiring urban property. From 2002 to 2014, Mr. Wolff was a senior executive at PacWest Bancorp (NASDAQ: PACW) where he served in numerous roles, including as General Counsel of PacWest, and as a member of the Board of Directors and President of its wholly-owned subsidiary, Pacific Western Bank. As President of the commercial bank subsidiary, Mr. Wolff was responsible for overseeing the regional commercial banking teams for the bank throughout California and establishing initiatives for the bank as a whole. He was also a member of the bank’s Executive Asset and Liability Management Committee and Credit Committee. As General Counsel of PacWest, Mr. Wolff had primary responsibility for corporate governance, corporate regulatory compliance and execution of M&A activity, including PacWest’s $2.3 billion acquisition of CapitalSource (NYSE: CSE). During his tenure at PacWest, he also oversaw internal audit, deposit gathering, regional lending, risk management, and marketing, among other areas.
Mr. Wolff received his Bachelor’s degree from Duke University, his Master’s degree in French Language and Literature from Middlebury College and his Juris Doctorate from the University of Michigan Law School.
As a veteran California banking executive with deep expertise in finance, law and risk management, Mr. Wolff is a valuable member of the Board and also serves as the Chair of the ALCO Committee

W. Kirk Wycoff
Independent Director Age: 62

Mr. Wycoff is the Managing Partner of Patriot Financial Partners, a private equity fund headquartered in Radnor, Pennsylvania, which has deployed over $978 million in capital, maintaining a long only, value-oriented buy and hold strategy designed to provide growth capital to financial services companies that require additional equity to grow. Prior to joining Patriot Financial Partners, Mr. Wycoff served as Chairman and Chief Executive Officer of Continental Bank Holdings, a de novo community bank serving the Philadelphia metro market, from 2005 to 2007, and from 1991 to 2004 he served as Chairman, Chief Executive Officer and President of Progress Financial Corp. and Progress Bank. He currently serves on the board of directors of Radius Bancorp, U.S. Century Bank, Grasshopper Bancorp, Inc., Auxilior Capital Partners, Inc., Numerated Growth Technologies and Miria Holdings, Inc. Mr. Wycoff also serves on the board of The Lincoln Center as Chair of its Finance Committee. He recently served as a director of Porter Bancorp (NASDAQ: PBIB), Guaranty Bancorp (NASDAQ: GBNK) and its subsidiary, Guaranty Bank and Trust Company, and Heritage Commerce Corp. (NASDAQ: HTBK) and its subsidiary, Heritage Bank of Commerce and Square 1 Financial, Inc. Other previous board positions held by Mr. Wycoff include NewSpring Ventures (which he co-founded in 1999) and NewSpring Mezzanine Fund. He received a Bachelor of Arts degree in Business Administration and Finance from Franklin & Marshall College. Mr. Wycoff’s 40 years in the banking industry, which includes over 18 years of experience as an executive officer and more than 20 years in various director positions, brings extensive leadership and community banking experience to our Board, including executive management, risk, credit and resolution experience, risk assessment skills and public company expertise. As the Managing Partner of Patriot Financial Partners, he also provides the perspective of a significant investor in the Company.

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CORPORATE GOVERNANCE MATTERS

Director Independence

In accordance with the NYSE Corporate Governance Listing Standards and the Company’s Corporate Governance Guidelines, the Board conducted its review of all relationships between the Company and each director and has affirmatively determined that, with the exception of Mr. Wolff, none of them has a material relationship with the Company or any other relationship that would preclude his or her independence under the NYSE Corporate Governance Listing Standards. With respect to Mr. Wycoff, the Board made this determination after considering certain business relationships between the Bank and third parties of which Mr. Wycoff is a director and in which a private equity fund with which Mr. Wycoff is affiliated owns minority equity interests. Based on this review, the Board has determined that each of our current directors, other than Mr. Wolff, is an independent director under the NYSE Corporate Governance Listing Standards, as applied in accordance with the Company’s Corporate Governance Guidelines. Additionally, the Board has affirmatively determined that each member of the Audit Committee meets the independence and financial literacy requirements for audit committee membership under the NYSE Corporate Governance Listing Standards and SEC Rule 10A-3(b)(1), and each member of the CNG Committee meets the independence and other requirements for compensation committee membership as set forth in the NYSE Corporate Governance Listing Standards. See Corporate Governance Matters—Role and Composition of the Audit Committee and—Role and Composition of the CNG Committee for specific independence requirements.
Board Leadership Structure

The Board of Directors determined it to be in the best interests of the Board and the Company to separate the roles of the Chief Executive Officer and Chair of the Board. The Board believes this structure increases the Board’s independence from management and, in turn, leads to better monitoring and oversight of management. Although the Board trusts that the Company is currently best served by separating the role of the Chief Executive Officer and Chair of the Board, the Board periodically reviews and discusses the continued appropriateness of this structure.
The Chair of the Board presides at meetings of the Board of Directors and at executive sessions of independent (non-employee) directors, and exercises leadership of Board operations.
Risk Oversight

The Boards of Directors of the Company and the Bank oversee the risk profile of the Company and its subsidiaries and management’s process for assessing and managing risks, both as a whole as well as through the Company and Bank Boards’ committees. The Boards have two primary methods for overseeing risk. The first method is oversight by each Board as a whole and the second method is through the committees of the Boards. While all Board committees assist the Boards in this function within the responsibilities laid out in their respective charters, most of the risk oversight responsibility is carried out through the ALCO, Audit and Risk Committees of the Boards of the Company and the Bank. All Board committees may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Boards.
The ALCO Committee assists the Boards in their monitoring and oversight of asset and liability strategies, liquidity and capital management to maintain compliance with applicable regulatory requirements and appropriate balance sheet and earnings risk management. The Audit Committee is primarily responsible for monitoring and oversight of the accounting and financial reporting process of the Company, the audits of the Company's financial statements, and the effectiveness of the Company's internal control over financial reporting. The Risk Committee is primarily focused on assisting the Boards in discharging their oversight duties with respect to risk management activities, including the establishment of the Company’s enterprise risk management framework and associated policies and practices. The Risk Committee is also focused on assisting the Boards in their monitoring and oversight of credit processes and asset quality, and compliance with applicable regulatory requirements. In accordance with its charter, the Risk Committee is responsible for ensuring that the Company has in place an appropriate enterprise-wide framework and processes to identify, prioritize, measure and monitor significant risks, including, without limitation, operational, technology, information security, compliance, legal, reputational, strategic, credit, interest rate and liquidity risks, with the management of interest rate and liquidity risks primarily being overseen by the ALCO Committee.
During 2020, the ALCO Committee, Audit Committee, Risk Committee and the full Board received reports from executive management and employees who oversee day-to-day risk management duties on the most critical strategic issues and risks facing the Company. The Board, ALCO Committee, Audit Committee, and Risk Committee also received reports from the Company’s Chief Financial Officer, Chief Risk Officer, Chief Credit Officer, Chief Compliance Officer, General Counsel, Chief Information Security Officer, Chief Internal Audit Officer, the Company’s independent auditors, third-party advisors, and

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CORPORATE GOVERNANCE MATTERS

other executive management regarding compliance with applicable laws and regulations, risk-related policies, procedures and limits in order to ensure compliance by properly evaluating the effectiveness of the Company’s risk controls.
Cybersecurity risk is a key consideration in the operational risk management capabilities at the Company. Under the direction of its Chief Information Security Officer, the Company maintains a formal information security management program, which is subject to oversight by the Risk Committee. Given the nature of the Company’s operations and business, including the Company’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk which is subject to control and monitoring at various levels of management throughout the business. The Risk Committee oversees and reviews reports on significant matters of corporate security, including cybersecurity. The Company also maintains specific cyber insurance through its corporate insurance program, the adequacy of which is subject to review and oversight by the Risk Committee as well.
Board Composition and Meetings

During 2020, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Company’s Board of Directors held during the portion of the year he or she was a director and (ii) the total number of meetings held by all Board committees on which he or she served during the periods in which he or she served.
The Board Chair and the other members of the Board of Directors are encouraged to attend the Company’s annual meeting of stockholders. The 2020 annual meeting of stockholders, held virtually, was attended by all directors.
The current composition of the Company Board is reflected below. All members of the Company Board also currently serve as directors of the Bank, each for a one-year term, with Mr. Wolff serving as Chair of the Board of Directors of the Bank.

Robert D. Sznewajs, Chair
James A. “Conan” Barker	Jonah F. Schnel
Mary A. Curran	Andrew Thau
B. A. Fallon-Walsh	Jared M. Wolff
Bonnie G. Hill	W. Kirk Wycoff
Richard J. Lashley
Regular meetings of the Company’s Board of Directors were held on a quarterly basis during 2020, with additional, special meetings held as needed. During 2020, the Company’s Board of Directors held a total of 12 meetings. Separate sessions of only independent directors were held regularly or when determined by the independent directors to be necessary.
Committee Structure of the Board of Directors and Meeting Attendance

The Board of Directors of the Company currently has four standing committees: ALCO; Audit; CNG; and Risk. Since all current members of the Company Board also serve as directors of the Bank, each of these committees is a joint committee of the Boards of Directors of the Company and the Bank.
During 2020, the ALCO Committee held 5 meetings, the Audit Committee held 12 meetings, the CNG Committee held 8 meetings, and the Risk Committee held 9 meetings.

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CORPORATE GOVERNANCE MATTERS

Role and Composition of the Audit Committee

The following table reflects further information regarding the principal roles and responsibilities of the Audit Committee. For a more comprehensive description, please refer to the Joint Audit Committee charter, which is publicly available under the “About Us” section on the Company’s website at www.bancofcal.com by selecting Investor Relations/Corporate Overview/Governance Documents. The Audit Committee’s Report is included on page 58 of this proxy statement.

Name, Composition and Board Determinations	Responsibilities
Audit Committee	•	Hiring, terminating and/or reappointing the Company’s independent registered public accounting firm.
Richard J. Lashley, Chair James A. “Conan” Barker
Mary A. Curran
Robert D. Sznewajs
The Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements for audit committee membership under the NYSE Listed Company Manual as well as the regulations of the Federal Deposit Insurance Corporation, and any additional requirements specific to audit committee membership. The Board has further determined that each of Messrs. Barker, Lashley and Sznewajs qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K.
	•	Monitoring and oversight of the qualifications, independence and performance of the Company’s internal auditors and independent registered public accounting firm.
	•	Approving non-audit and audit services to be performed by the independent registered public accounting firm.
	•	Reviewing the annual audit report prepared by the Company’s independent registered public accounting firm.
	•	Monitoring and oversight of the integrity of the Company’s financial statements and financial accounting practices.
	•	Monitoring and oversight of the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.
	•	Monitoring and oversight of the effectiveness of the Company’s internal control over financial reporting and, together with the Risk Committee, compliance with legal and regulatory requirements.
	•	Reviewing and assessing the adequacy of the Audit Committee charter on an annual basis.

The Board made qualitative assessments of the levels of knowledge and experience of the members of the Audit Committee based on a variety of factors.
In the case of Mr. Lashley, the Board considered his extensive experience in providing professional accounting and advisory services, as well as his service on numerous bank boards and audit committees and his experience at PL Capital managing investments in the banking industry for more than 20 years. Mr. Lashley is a certified public accountant (status inactive).
In the case of Mr. Barker, the Board considered his proficiency in corporate finance stemming from over 30 years of managing large corporate enterprises, as well as his extensive investment experience at a private equity investment firm.
In the case of Ms. Curran, the Board considered her 32-year tenure in the banking industry, where she served in several executive positions with commercial banks. As a result, Ms. Curran provides the Audit Committee with banking industry knowledge and management experience.
In the case of Mr. Sznewajs, the Board considered his formal education, extensive finance background, expertise in the areas of management, operations and technology, consumer and commercial banking, sales and marketing, investment portfolios and regulatory matters in addition to mergers and acquisitions. With more than 39 years in banking, Mr. Sznewajs has held a variety of executive level positions in financial services organizations across the United States in community and large banks and was the Chief Executive Officer of a publicly held bank holding company. Mr. Sznewajs is a certified public accountant (status inactive).

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CORPORATE GOVERNANCE MATTERS

Role and Composition of the Compensation, Nominating and Corporate Governance Committee

The following table reflects further information regarding the principal roles and responsibilities of the CNG Committee. For a more comprehensive description, please refer to the CNG Committee’s charter, which is publicly available under the “About Us” section on the Company’s website at www.bancofcal.com by selecting Investor Relations/Corporate Overview/Governance Documents. The report of the CNG Committee is included on page 43 of this proxy statement.

Name, Composition and Board Determinations	Responsibilities
Compensation, Nominating and Corporate Governance Committee
Bonnie G. Hill, Chair
Jonah F. Schnel
Robert D. Sznewajs
Andrew Thau B.A. Fallon-Walsh
W. Kirk Wycoff
After review of each member’s experience and other relevant factors, the Board has determined that:
•each member is independent, as defined in the NYSE Listed Company Manual, including the additional independence requirements specific to compensation committee membership set forth in the NYSE Listed Company Manual; and
•at least two members are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended.

Compensation
•Reviewing and approving director and officer compensation plans, policies and programs.
•Determining or recommending to the Board for its determination, the compensation of the Company’s Chief Executive Officer and other executive officers of the Company, as well as other officers (if any) with total compensation of $1,000,000 or more.
•Recommending to the Board the appropriate level of compensation and the suitable mix of cash and equity compensation for directors.
•Reviewing and recommending to the Board for approval, subject as necessary or appropriate to stockholder approval, stock option plans and other equity-based compensation plans that permit payment in or based upon the Company’s stock.
•Overseeing the talent planning and executive recruiting processes.
•Producing a report on executive compensation for inclusion in the Company’s annual proxy statement and/or annual report on Form 10-K.
Nominating
•Annually assessing the independence of the Board members.
•Identifying, screening and recommending to the Board candidates for membership on the Board, including director nominees proposed by stockholders, in accordance with the Company’s bylaws and applicable law. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations. Final approval of any candidate shall be determined by the full Board.
•As set forth in the Company’s Corporate Governance Guidelines, the following are the minimum requirements for Board membership: (a) the director must possess a breadth and depth of management, business, governmental, nonprofit or professional experience, preferably in a leadership or policymaking role, that indicates the ability to make a meaningful contribution to the Board’s discussion of and decision making on the array of complex issues which the Company faces and expects to face in the future; (b) the director must possess sufficient financial literacy or other professional business experience relevant to an understanding of the Company and its business that will enable such individual to provide effective oversight as a director; (c) the director must possess the ability to think and act independently, as well as the ability to work constructively in a collegial environment; (d) the director must demonstrate behavior that indicates that he or she is committed to the highest ethical standards; (e) the director must possess the ability to devote sufficient time and energy to the performance of his or her duties as a director; and (f) the director may not simultaneously serve on the board of directors or equivalent body of an organization that the Board reasonably determines (i) is a significant competitor or potential significant competitor of the Company or of a key vendor of the Company; or (ii) would otherwise benefit from access to the Company’s intellectual property, strategic or other confidential or proprietary information. It is also desired that individual directors possess special skills, expertise and background that would complement the attributes of the other directors and promote diversity and the collective ability of the Board to function effectively. While the Board does not have a specific diversity policy, as stated above, our Corporate Governance Guidelines provide that the CNG Committee should seek

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CORPORATE GOVERNANCE MATTERS

to promote diversity on the Board and the CNG Committee considers age, gender, race, ethnicity and cultural background when considering and recommending candidates to the Board.
Corporate Governance
•Developing and recommending to the Board a set of corporate governance guidelines and other policies and guidelines which the CNG Committee determines necessary and appropriate for adoption by the Company.
•Reviewing and approving any insider or related party transactions (as defined in Item 404 of Regulation S-K), in accordance with the Company’s Related Party Transaction Policy.
•Leading the Board in its annual review of the Board’s performance, and the performance of various Committees of the Board.
•Recommending to the Board the membership and chair of each Board committee.
•Overseeing the areas of director orientation, continuing education and professional development.
•Assisting the Board with senior management succession planning.

CNG Committee Delegation of Authorities

The charter of the CNG Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee as it relates to compensation, other than the ability of the committee to form and delegate authority to subcommittees when appropriate. This includes the delegation of approval of award grants and other transactions and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Committee who are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended. For information about the role of the Chief Executive Officer with respect to the CNG Committee see Compensation Discussion and Analysis—Role of the Chief Executive Officer. None of the Company’s executive officers, including the Chief Executive Officer, has any role in determining the amount of director compensation. Director compensation is determined by the full Board after considering the recommendations of the CNG Committee.
Additionally, the charter of the CNG Committee authorizes the committee to select and retain compensation consultants, legal counsel or other consultants to advise the committee in carrying out its duties. See Compensation Discussion and Analysis—Role of Compensation Consultants.
Compensation Committee Interlocks and Insider Participation

None of the members of the CNG Committee is a current or former officer or employee of the Company or any of its subsidiaries. No executive officer has served as a member of the compensation committee (or other board committee performing equivalent functions) or as a director of any other entity that has an executive officer serving as a member of the CNG Committee or the Company’s Board of Directors.
For information regarding certain indemnification costs paid by the Company on behalf of Messrs. Schnel and Sznewajs, each of whom is a member of the CNG Committee, see Transactions with Related Persons—Other Transactions with Related Persons.
Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board or any specific director, including any committee of the Board, or with the Chair of any committee, may do so by writing to the address or e-mail below to the attention of the Corporate Secretary who will then sort the correspondence to ensure receipt by the appropriate director(s).
Banc of California, Inc.
Attn: Corporate Secretary
3 MacArthur Place
Santa Ana, California 92707
IR@bancofcal.com

Annual Proxy Statement | 2021	Page | 18

DIRECTOR COMPENSATION

Overview

The CNG Committee is responsible for the periodic review of compensation paid to directors of the Company and the Bank and recommending changes to the Boards, when the CNG Committee deems appropriate. As indicated below under Employee Directors, directors who are also employees of the Company and/or the Bank receive no compensation for their service as a director.
The existing elements of the Company’s director compensation program are a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Boards of the Company or the Bank. In determining the components of non-employee director compensation, the CNG Committee considers the significant amount of time directors expend to fulfill their duties, the skill level required of Board members and the nature of the Company’s business objectives.
The current components of our director compensation program are summarized in the tables below. We do not provide non-equity incentive plan awards, deferred compensation, retirement or health plans for non-employee directors.
Current Non-Employee Director Compensation Program

The current compensation program for non-employee directors of the Company and the Bank is reflected in the following table:

Schedule of Current Director Fees
Compensation Element	Cash (1)	Equity (2)
Annual Retainer	$70,000	$70,000
	Additional Compensation
Chair of the Board	$37,500	$37,500
Committee Chair
Audit	$8,500	$8,500
ALCO (3)	$6,000	$6,000
Compensation, Nominating and Corporate Governance	$6,000	$6,000
Enterprise Risk	$6,000	$6,000
Non-Chair Committee Member
Audit	$4,250	$4,250
ALCO	$3,000	$3,000
Compensation, Nominating and Corporate Governance	$3,000	$3,000
Enterprise Risk	$3,000	$3,000
(1) Cash compensation is payable in equal quarterly installments, in advance of each quarter, up to the maximum amount of the specified annual retainer; provided, however, that management is authorized to adjust the amount and timing of cash compensation payments on a case-by-case basis and in management’s sole discretion if the circumstances so warrant (for example, in the event a director’s anticipated term of service remaining is less than a quarter or to ensure each director receives appropriate cash compensation to reflect his or her term of service). No cash retainer will be paid after any termination of service. Additionally, cash compensation is payable with respect to the entire month of service if one day is served by a director during that month, except that a director shall receive pro-rata fees during the first month of service based on the actual date he or she is first appointed or elected as a director. Lastly, if committee composition re-assignments occur after the first day of any quarter, then adjustments to cash payments as a result of committee composition reassignments will go into effect the first day of the following quarter.
(2) Equity awards are payable in the form of RSU’s that will fully vest on the one-year anniversary of the grant date, subject to acceleration upon a change of control, termination of service due to death or disability or other qualifying termination of service. Equity awards are granted annually, following the Company’s annual meeting of stockholders.
(3) Mr. Wolff currently serves as ALCO Chair; accordingly, no fee is currently paid for that position.
Employee Directors

Directors who are also employees of the Company and/or the Bank receive no compensation for their service as directors. As such, Mr. Wolff, who is President and Chief Executive Officer of the Company and the Bank and a director of the Company and Chairman of the Board of Directors of the Bank, did not receive compensation for his Board service in 2020.

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DIRECTOR COMPENSATION

2020 Summary Table of Director Compensation

The following table provides information regarding compensation paid to the non-employee directors of the Company and the Bank during the year ended December 31, 2020. See Summary Compensation Table on page 44 of this proxy statement for information regarding compensation paid to Mr. Wolff in 2020.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Barker	$79,333	$77,254	$400	$156,987
Curran	$82,333	$80,250	$1,840	$164,423
Fallon-Walsh	$79,333	$76,002	$1,451	$156,786
Hill	$79,833	$79,006	$1,748	$160,587
Lashley	$83,583	$81,503	$1,867	$166,953
Schnel	$78,083	$76,002	$2,640	$156,725
Sznewajs	$116,833	$114,756	$3,404	$234,993
Thau	$78,083	$76,002	$394	$154,479
Wycoff	$78,083	$76,002	$1,748	$155,833
(1)The amounts reported in this table represent amounts paid to each non-employee director for their service on the Company Board, Bank Board and all applicable committee assignments during the fiscal year ended December 31, 2020.
(2)Represents the grant date fair value of the stock awards issued during fiscal 2020, determined in accordance with ASC Topic 718. Awards issued during 2020 include: (a) RSUs granted for service on Board committees, as applicable; and (b) RSUs for the equity portion of the annual retainer for each non-employee director. The assumptions used in the fair value calculations are included in Note 17 to the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021. The grant date fair value is calculated using the closing market price of the Company’s voting common stock on the business day preceding the grant date, which is then recognized as an expense, subject to market value changes, over the scheduled vesting period of the award.
(3)See the table that immediately follows for the detail of the number of unvested RSUs and aggregate number of RSAs, RSUs and options outstanding.
(4)Amounts reflect cash dividends and dividend equivalents paid during 2020 on unvested RSAs and RSUs.
The following table presents: (a) the aggregate number of RSUs granted to each non-employee director during 2020, the grant date fair values of which are reflected in the table above; (b) the aggregate number of outstanding unvested RSAs and RSUs held by each non-employee director as of December 31, 2020; and (c) the aggregate number of outstanding options (both vested and unvested) held by each non-employee director at December 31, 2020. The RSUs granted to the non-employee directors during 2020 are scheduled to vest in full on May 14, 2021.

	Stock Awards in the 2020 Summary Table of Director Compensation Above	Aggregate Awards Outstanding as of December 31, 2020
Name	Number of Unvested RSUs	Aggregate Number of Unvested RSAs and RSUs Outstanding	Aggregate Number of Options Outstanding
Barker	8,819	8,819	—
Curran	9,161	9,161	—
Fallon-Walsh	8,676	8,676	—
Hill	9,019	9,019	—
Lashley	9,304	9,304	—
Schnel	8,676	10,113	7,452
Sznewajs	13,100	14,426	7,452
Thau	8,676	8,676	—
Wycoff	8,676	8,676	—

Annual Proxy Statement | 2021	Page | 20

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

OUR COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY
Our Board of Directors and management believe that corporate social responsibility (CSR) is a critical element in building a healthy and sustainable franchise over the long term. Our goal is to bring value to all of our stakeholders – employees, clients, stockholders, and the communities we serve. Through various initiatives, we seek to make a positive impact on our communities, embrace diversity, provide a supportive and inclusive workplace environment, and act in environmentally-conscious ways.
From a human capital perspective, our goal is to ensure that we have the right people, in the right places, working together to serve our clients and communities. We aim to attract talent that is not only motivated to achieve our financial objectives, but also reflects the diversity of the communities in which we do business. We believe that a diverse organization not only makes us better at serving the needs of the communities in which we operate, but also provides a broad range of viewpoints and perspectives that helps inform our strategic decision making and such investment will ultimately translate into superior financial performance.
Throughout our history, Banc of California has helped our communities by providing both financial and human resources. We proudly serve our diverse population and strive to make a positive impact through various programs designed to advance and promote financial literacy, affordable housing, community services, and economic growth.
We devote a great deal of time, attention, and resources to these important initiatives. Following is an overview of some of the notable highlights of our efforts in the areas related to CSR:
Social Initiatives - Employees

In 2020, we:
•Conducted Company-wide employee engagement surveys (with a participation rate of over 80%) to solicit feedback from our employees to help the Company understand what we are doing well and what we can do better.
•Conducted over 70 interactive training workshops via webinars to over 2400 participants.
•Offered a library of over 630 online learning courses on a wide range of relevant topics including banking laws and regulations, compliance, information security, new products and programs such as the Paycheck Protection Program, and leadership and professional development.
•Provided interactive Leadership Training to over 30 managers in support of our employees' career development.
•Delivered unconscious bias training to executive and senior leaders, as well as Diversity & Inclusion training to all employees.
•Hosted over 40 Health and Wellness workshops – including our first Company-wide fitness challenge.
•We empowered an employee-led Inclusion, Diversity, Engagement, and Awareness (IDEA) Committee to bring together voices and ideas to help fuel and foster a culture of openness and inclusion throughout our business by introducing initiatives surrounding communications, recruitment, training, mentorship and client outreach.
•Posted our open positions to dozens of minority-specific recruiting websites in an effort to attract a diverse group of candidates.
•Filled nearly 60% of open positions with qualified female and/or minority candidates.
As of December 2020, our gender and diversity makeup is as follows:

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Social Initiatives - Clients and Communities

In 2020, we:
•Hosted 58 financial literacy events for 18 different organizations and reached nearly 1,800 participants.
•Contributed over $600 thousand to community organizations that support (i) the development of affordable housing; (ii) economic growth; and (iii) low-moderate income services (LMI Services) including financial literacy and career training programs, as well as supporting community services and social programs.
•Funded $40.2 million in community development investments.
•Originated $313.5 million in community development loans.
•Made $165 million in small business CRA loans in California.
•Contributed nearly 1,500 employee volunteer and service hours.
We are focused on supporting our communities in which we live and work. To this end, over the last three-years, as part of our commitment to the Community Redevelopment Act (CRA), our investments and activities in four key areas have reached:

$100m+	$1.25b+	$225m+	7,400+ hrs.
Community Development Investments	Community Development Loans	Small Business CRA Loans in California	Employee Volunteer & Service

Donations and Grants
2018 - 2020

$2.4 Million donated to
community investments

Annual Proxy Statement | 2021	Page | 22

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Banc of California's Robust Response to the COVID-19 Pandemic

SERVING OUR CLIENTS Actively supporting our clients through this unprecedented time	SUPPORTING OUR EMPLOYEES Focusing on the health and well-being of our colleagues	CARING FOR OUR COMMUNITIES Giving and supporting those who need it most
•Funded 1,128 Paycheck Protection Program (PPP) loans in the first round of the program, with an original aggregate principal balance of $262 million.
•Provided relief to single family residential and commercial borrowers by offering deferments and forbearances. Deferrals and forbearances totaled $604 million at June 30, 2020 and declined to $252 million at December 31, 2020.
•Helped businesses representing an estimated aggregate workforce of more than 25,000 jobs.
•Added new clients who valued our rapid response and service.
•Frequent client touch points and communications.
•Offered assistance with overdraft and late fees and flexibility with early CD withdrawals.
•Increased mobile banking deposit limits.

•Activated our business continuity and pandemic plans.
•No COVID-19 related employee layoffs.
•Developed a comprehensive COVID-19 Online Resource Center filled with helpful tools and resources.
•Moved approximately 75% of our employees to a work from home plan and eliminated all business travel.
•Hosted company-wide virtual employee appreciation events.
•Paid time off and paid sick leave for COVID-19 related health issues.
•Monthly stipend and reimbursement of expenses for all employees to cover home office expenses during pandemic.
•COVID-19 Testing covered at 100% for our medical benefits plan members.
•Employee Assistance Program offering no-cost employee counseling sessions.
•Maintained strong and unified employee culture through consistent communication and engagement, employee training and development, and health and wellness programs.

•Partnered with Food Finders to provide more than 300,000 meals to people in need in Southern California.
•Donated funds to the Los Angeles Fire Department for the purchase of personal protective equipment for first responders.
•Developed online financial literacy classes for young adults.
•Co-sponsored several community blood drives.
•Transitioned all CRA-related activities to a virtual environment and volunteered at numerous events.
•Temporarily adjusted the operations of our branches to promote safety and help reduce the spread of COVID-19.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

ENVIRONMENTAL INITIATIVES
Energy Saving Certifications/Projects

•All corporate offices are Leadership in Energy and Environmental Design (LEED) certified.
•Our Bank-owned headquarters received an EPA Energy Star Certification score of 75. This designation means that our headquarters building is more energy efficient than 75% of similar properties nationwide.
•Replacement of LED lamps in our facilities saving approximately 75,000 KWH/year.
•16 dedicated Electric Vehicle Charging stations available for employee use.
•Provision of transit subsidies for group and public transportation.
Investments in Alternative Energy

•Over the past five years, we have invested $117 million in alternative energy partnerships formed to provide sustainable energy projects that also help us to generate a return primarily through the realization of federal energy tax credits and other tax credits.
Going Paperless

•Encouraged customers to transition to online banking, receive digital delivery of documents, and use electronic signatures.
•Successfully transitioned savings and money market deposit accounts from monthly statements to quarterly statements resulting in a 67% reduction in statement production.
•Led an e-statement transition initiative on behalf of our customers, resulting in a donation of up to $35,000 to four different charities.
•Leveraged a commercially viable digital platform to prepare, send, sign, and manage legal documents resulting in a 111% increase in enterprise-wide usage during 2020 compared to 2019.
In 2020, according to our digital signature platform vendor we were able to achieve the following savings or reductions:

147,050 lb	432,979 gal	345,158 lb	23,898 lb
of wood	of water	of carbon	of waste

Annual Proxy Statement | 2021	Page | 24

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

CORPORATE GOVERNANCE FRAMEWORK
Our Board of Directors and management are committed to sound and effective corporate governance practices. We established and utilize a comprehensive corporate governance framework that consists of policies and programs that not only satisfy applicable regulatory requirements but also are intended to build value for the Company’s stockholders.
The key components of our corporate governance framework are reviewed and approved by the Board on a regular basis and are set forth below:

Corporate Governance Guidelines	Related Party Transaction Policy
The Company’s Corporate Governance Guidelines provide a framework for effective governance of the Company and its subsidiaries.
The Company’s Related Party Transaction Policy restricts transactions with related parties by imposing rigorous standards, with the expectation that such transactions will be rare. The policy establishes protocols for prior review of proposed related party transactions and requires that they be in, or not inconsistent with, the best interests of the Company and its stockholders. For more information about this policy, see Transactions with Related Persons.

Code of Business Conduct and Ethics	Outside Business Activities Policy
The Company’s Code of Business Conduct and Ethics (the Ethics Code) applies to all directors, officers and employees of the Company and its subsidiaries. The Ethics Code requires that all employees and directors adhere to high ethical standards and is reviewed by the Board on a regular basis.

The Company’s Outside Business Activities Policy, which supplements the Ethics Code, tightens controls on outside business activities of officers and employees and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest. For more information about this policy, see Transactions with Related Persons.

Director Stock Ownership Guidelines
The Board has determined that long-term, significant equity ownership by all directors and senior officers is in the best interest of the Company and serves to align the interests of the directors and senior officers with the interests of the Company’s stockholders. To that end, the Board has adopted the following non-employee director stock ownership guidelines and expectations:

•As required by the Company’s Corporate Governance Guidelines, non-employee directors are expected to own stock or stock equivalents with a value equal to five times the then-current annual base cash retainer by the end of the fifth fiscal year following their appointment to the Board. We evaluate stock ownership of our directors annually, on the last day of our fiscal year. As of December 31, 2020, based on the NYSE closing stock price per share of our voting common stock on that day, each of the directors complied with the Stock Ownership Guidelines, giving allowance for the fact that certain directors have served on the Board for less than five years.

•Stock ownership guidelines are also applicable to senior officers as described in more detail below. See Compensation Discussion and Analysis—Stock Ownership Guidelines.
•Directors are expected to be long-term stockholders and to refrain from selling stock other than for legitimate tax, estate planning, or portfolio diversification purposes.
Public Communications Policy	Insider Trading Policy
The Public Communications Policy, overseen by the Audit Committee, allows for more oversight and involvement by the Board and enhances the shared accountability for and the review of all financial related public communications by the Company.

Directors, officers and employees are obligated to comply in all respects with the Ethics Code and the Company’s Insider Trading Policy, as well as all Company black-outs or similar trading restrictions as communicated by the General Counsel.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Corporate Governance Documents

The full texts of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the charters of the Board’s standing committees are publicly available under the “About Us” section on the Company’s website at www.bancofcal.com by selecting Investor Relations/Corporate Overview/Governance Documents or you may obtain free copies by contacting the Company at: Banc of California, Inc., Attn: Corporate Secretary, 3 MacArthur Place, Santa Ana, California 92707 | (855) 361-2262 | IR@bancofcal.com.
Evaluating the Board's Effectiveness

The Board and each of its principal standing committees (ALCO, Audit, CNG, and Risk) conduct an annual self-assessment aimed at enhancing their effectiveness. As part of the self-assessment process, each Board and committee member provides feedback on a range of topics relevant to the performance and effectiveness of the Board and the applicable committee. In addition, members of the Board participate in a peer evaluation of their fellow directors and provide comments on their own skills and qualifications. The Chair of the Board then meets separately with each director to discuss the results of the peer evaluations and individual self-assessments.
The results of the self-assessment process are aggregated and summarized for the Board and for each of the principal standing committees. Comments in the summaries are not attributed to individual Board or committee members to promote candor. The aggregated results and summary of the Board’s self-assessment are presented to each of the principal standing committees and the Board for review and discussion at a full Board meeting, at which time the Board considers what, if any, actions might be implemented to enhance future performance of the Board.
The CNG Committee considers the results of the self-assessment process when it periodically evaluates the size, structure and composition of the Board, as well as the role, composition and allocation of responsibilities among Board committees.
Consideration of Board Diversity

Throughout the director nomination process, the CNG Committee seeks to achieve diversity among the members of Board by selecting director nominees with diverse opinions and perspectives that are representative of our industry. The CNG Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. While not a formal policy, the Company’s director nomination processes calls for the consideration of a range of types of diversity, including but not limited to race, gender, ethnicity and geography.
The CNG Committee is committed to actively seeking highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the pool from which Board nominees are chosen.
Director Education

In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to comply with the necessary continuing educational requirements which include, but are not limited to: (i) a component covering professional development in corporate governance; and (ii) a component which covers educational development in subject matter areas that are deemed relevant to the Company’s business. In support of continuing education, the Company incurs reasonable expenses to facilitate any mandatory educational and professional development programs or any voluntary programs which the CNG Committee may deem appropriate.
Additionally, our directors participate in compliance training administered by members of our senior management on a variety of subject matters, including but not limited to, industry, regulatory, legal and governance related topics.

Annual Proxy Statement | 2021	Page | 26

EXECUTIVE OFFICERS

Designation of Executive Officers

The Board periodically evaluates the persons who are designated as executive officers of the Company. The Company’s executive officers include its Chief Executive Officer and Chief Financial Officer as well as other individuals whom the Board has determined perform a policy-making function or are in charge of a principal business unit, division or function. The Company’s current executive officers are listed below.
Jared M. Wolff, President and Chief Executive Officer

Lynn M. Hopkins Executive Vice President and Chief Financial Officer	Michael A. Smith Senior Vice President and Chief Accounting Officer

Ido Dotan Executive Vice President, General Counsel and Corporate Secretary	Lynn A. Sullivan Executive Vice President and Chief Risk Officer

Robert G. Dyck Executive Vice President and Chief Credit Officer

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EXECUTIVE OFFICERS

EXECUTIVE OFFICER BIOGRAPHIES

JARED M. WOLFF
President and Chief Executive Officer Age: 51	See Proposal I—Election of Directors for Mr. Wolff’s biography.

LYNN M. HOPKINS
Chief Financial Officer Age: 53

Ms. Hopkins was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank effective December 9, 2019.
Ms. Hopkins has more than 25 years of experience in the Southern California financial services industry, with Chief Financial Officer roles at both First Choice Bancorp and Commercial Bank of California. Prior to those, Ms. Hopkins spent 15 years at PacWest Bancorp, where she served in a number of leadership roles, including Executive Vice President and Chief Accounting Officer from 2014 to 2017, Chief Financial Officer of Pacific Western Bank, the subsidiary bank, from 2002 to 2014, Corporate Secretary from 2009 to 2014, and as a Director of Pacific Western Bank from 2002 to 2006. During her time at PacWest, the company grew from $1 billion to more than $20 billion in assets, partially driven by more than 25 acquisitions. Earlier in her career, Ms. Hopkins held senior finance positions at California Community Bancshares and Western Bancorp. She began her career as a CPA (inactive status) with KPMG in Los Angeles and London.
Ms. Hopkins holds a B.A. in Economics/Business from the University of California, Los Angeles.

Annual Proxy Statement | 2021	Page | 28

EXECUTIVE OFFICERS

IDO DOTAN
General Counsel and Corporate Secretary Age: 41

Mr. Dotan was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank effective May 28, 2019. Mr. Dotan has extensive experience in corporate securities, mergers and acquisitions, and structured finance.
Prior to joining the Company, Mr. Dotan served as Executive Vice President, Assistant General Counsel and Corporate Secretary of Carrington Mortgage Holdings, LLC, a holding company whose primary businesses include mortgage servicing and origination, real estate logistics and real estate services. At Carrington, Mr. Dotan oversaw all functions of the legal department, including transactional, regulatory compliance, licensing, litigation and corporate governance matters, among other areas. Prior to working for Carrington, Mr. Dotan served as Chief Legal Officer of Arch Bay Capital, LLC, an asset management firm, where he was responsible for portfolio resolution, litigation and compliance management. Before joining Arch Bay, Mr. Dotan served as Associate General Counsel and then Chief Legal Officer of Thompson National Properties, LLC, a commercial real estate firm and sponsor of a public real estate investment trust. Prior to going in-house, Mr. Dotan was an associate with the law firms of Sullivan & Cromwell LLP and Fried, Frank, Harris, Shriver & Jacobson LLP from 2004 to 2010, where he represented public and private companies and financial institutions in connection with mergers and acquisitions, capital markets, structured finance transactions and corporate governance matters.
Mr. Dotan received his bachelor’s degree in business administration from the University of Southern California, Marshall School of Business and his juris doctorate from the University of Southern California, Gould School of Law. Mr. Dotan is admitted to practice law in California.

ROBERT G. DYCK
Chief Credit Officer Age: 64

Mr. Dyck was appointed Executive Vice President, Chief Credit Officer of the Company and the Bank effective January 1, 2020. Mr. Dyck is responsible for all credit oversight, including portfolio review/maintenance, approval of credits, ongoing portfolio analysis, for the Bank. Mr. Dyck is a highly skilled credit executive with over 40 years of banking experience in the California market.
Prior to joining Banc of California, Mr. Dyck spent four years providing consulting services to community banks in the areas of credit training, credit policy, credit culture and portfolio management.
Previously, Mr. Dyck spent 14 years with PacWest Bancorp most recently serving as Executive Vice President, Chief Credit Officer for the Community Banking Division. During his tenure with PacWest, Mr. Dyck oversaw credit diligence for 14 bank acquisitions.
In addition, Mr. Dyck has served as senior credit executive for several community and regional banks where he managed credit training programs and directed loan review departments.
Mr. Dyck received his undergraduate degree in Accounting and Finance and MS in Finance from California State University, Northridge.

Page | 29	Annual Proxy Statement | 2021

EXECUTIVE OFFICERS

MICHAEL A. SMITH
Chief Accounting Officer Age: 54

Mr. Smith was appointed Chief Accounting Officer of the Company and the Bank effective September 4, 2018. He brings over 25 years of experience across accounting and related functions with respect to acquisitions, reorganizations, system integrations and public-company operations.
Prior to joining the Company, Mr. Smith served as the Chief Accounting Officer for loanDepot (NYSE: LDI) from 2014 to 2018 and before loanDepot, he served as Chief Accounting Officer at CapitalSource, Inc. (NASDAQ: CSE) and its subsidiary bank, CapitalSource Bank from 2008 until the sale of CapitalSource to PacWest Bancorp in 2014. Prior to joining CapitalSource, Mr. Smith served as Chief Accounting Officer for Fremont Investment & Loan. His responsibilities with loanDepot, CapitalSource and Fremont Investment & Loan included overseeing all accounting functions and SEC reporting. Mr. Smith began his career in the audit practices of Deloitte LLP and Grant Thornton LLP.
Mr. Smith holds a Bachelor’s degree in Accounting and a Master of Accountancy in Professional Accounting from Brigham Young University. Mr. Smith is a licensed CPA in California.

LYNN A. SULLIVAN
Chief Risk Officer Age: 52
Ms. Sullivan was appointed Executive Vice President and Chief Risk Officer of the Company and the Bank effective May 20, 2019, and brings over 20 years of experience in regulatory compliance and risk in the financial services industry.
Prior to joining the Company, Ms. Sullivan most recently served as the Global Head of Anti-Money Laundering Policies, Controls and Governance/Administration at Citigroup Inc., a multinational investment bank and financial services corporation. Ms. Sullivan was at Citi from October 2013 to August 2017. In her capacity as Global AML Policy and Controls Head, Ms. Sullivan oversaw global anti-money laundering program strategy, policy, training and control, anti-money laundering compliance testing and enterprise-wide anti-money laundering communications.
Additionally, Ms. Sullivan served as the Chief Compliance Officer at Rabobank, N.A. from 2012 to 2013 and various positions with Union Bank, N.A., culminating as the Chief Compliance Officer.
Ms. Sullivan has a bachelor’s degree in political science from the University of California, Santa Barbara.

Annual Proxy Statement | 2021	Page | 30

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program, the material compensation policy decisions made under those programs in 2020 and the measurable factors we took into consideration in making compensation decisions for our “Named Executive Officers” set forth below, whose compensation earned or paid for in 2020 is set forth in a series of tables following this section.

Our Named Executive Officers for Fiscal 2020:		Year Hired:
Jared M. Wolff	President and Chief Executive Officer	2019
Lynn M. Hopkins	Executive Vice President and Chief Financial Officer	2019
Ido Dotan	Executive Vice President, General Counsel and Corporate Secretary	2019
Robert G. Dyck	Executive Vice President and Chief Credit Officer	2019
Lynn A. Sullivan	Executive Vice President and Chief Risk Officer	2019
The discussion below is intended to put into context, within the framework of our overall compensation program, the information detailed in the tables following this section.
EXECUTIVE SUMMARY
2020: Tremendous Progress Despite Unprecedented Challenges
2020 was a year of unprecedented challenges, including the COVID-19 pandemic, widespread protests and civil unrest throughout the country, and one of the worst California wildfire seasons on record.
Nevertheless, we made dramatic improvements in the quality of our franchise during the year and our new leadership team is on track with our plan to transform the Company into a high-performing institution.

New Leadership Building a Strong Foundation
We embarked upon our transformation with the appointment of Jared Wolff as our President and CEO in March 2019 and laid out the vision to be California’s premier relationship-focused business bank.
Under Mr. Wolff’s leadership, we established key objectives to build a strong foundation to support this vision, including improving our deposit mix, reducing our cost of funds, right-sizing the balance sheet and reducing expenses. We successfully accomplished these objectives while assembling a new highly experienced management team, including seven new senior leaders hired as direct reports to Mr. Wolff, and concluding with the appointment of Lynn Hopkins as our Chief Financial Officer at the end of 2019.
With our new executive management team fully in place at the start of 2020, we were well-prepared to confront the challenges that arose during the year. Despite these challenges, we executed many significant accomplishments during 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

Strong Execution on Building a Sustainable Franchise

We believe that high performing banking institutions create sustainable franchise value by focusing on the liability side of the balance sheet, driving down their cost of deposits by growing their noninterest bearing and low-cost demand deposit accounts. We have been committed to these goals since our new management team was assembled in 2019 and have been successful in significantly reducing our cost of deposits and increasing our mix of noninterest and low-cost deposits. By focusing on these objectives, we have been able to expand our net interest margin (despite the impact of the pandemic and challenging economic environment) and lay the foundation for profitable growth.

•We grew noninterest-bearing deposits to 26% of total deposits as of the end of Q4 2020 from 20% at the end of Q4 2019.
•We achieved six consecutive quarters of growth in demand deposits (includes noninterest-bearing and low cost checking deposits).

•We transformed our deposit mix from a majority higher-cost deposits (CDs, money market and savings accounts) to over 60% in demand deposits at the end of 2020 from 48% at the end of 2019.
•We significantly lowered average cost of deposits.

•We expanded net interest margin despite dramatic declines in market interest rates.

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COMPENSATION DISCUSSION AND ANALYSIS

Improved Earnings Growth Trajectory

•We increased our adjusted pre-tax, pre-provision1 income steadily quarter over quarter during 2020.
•We reduced expenses and increased operating leverage.

1.11%
0.72%
0.92%
0.68%
$14.3
$13.5
$21.7
$17.8
4Q19
4Q20
Adjusted Net Income (1)
Net Income
Adjusted ROAA (1)
ROAA

•We significantly increased profitability due to maintaining our strong net interest margin and lowering operating costs.
•We executed on key objectives which resulted in higher earnings on a smaller balance sheet. Average assets totaled $8.0 billion for Q4 2019 compared to $7.8 billion for Q4 2020.

1 Represents a Non-GAAP measure.Refer to Appendix B for the reconciliation.

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COMPENSATION DISCUSSION AND ANALYSIS

Industry Leading Improvements in Key Performance Metrics

From the first quarter of 2019, when Mr. Wolff joined the Company as President and CEO, through the fourth quarter of 2020, the change in our relative performance in several key metrics was near the top of the industry as compared to major-exchange traded banks nationwide with $3-$50 billion in assets.2
•The increase in our net interest margin of 57 basis points ranked 2nd out of 177 institutions.

•The decrease in our average loan yield of only 18 basis points ranked 12th out of 177 institutions.

•The decrease in our cost of deposits of 128 basis points ranked 4th out of 177 institutions.

2 Financial data as of December 31, 2020; Source: S&P Global Market Intelligence; publicly available data. Data represents performance from Q1 2019 to Q4 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

Effectively Managed Credit Quality, Strengthened Reserves and Maintained Strong Capital Base During Pandemic

•We demonstrated strong declines in non-performing loans (NPLs), delinquencies and classified loans.
◦Ratio of NPLs/Total Loans decreased to 0.62% at December 31, 2020 from 0.73% at December 31, 2019.
•We built up significant capital and maintained strong capital ratios to provide a buffer for an uncertain outlook and optionality to deploy capital for the benefit of stockholders.
•We strengthened reserves during uncertain times.
◦Improved allowance for credit losses to non-performing loans to 230% at December 31, 2020 from 142% at December 31, 2019.
◦Increased allowance for credit losses to total loans to 1.43% at December 31, 2020 from 1.04% at December 31, 2019.
Optimized Balance Sheet and Increased Loan Production

•We increased our commercial loan portfolio to 79% of total loans at December 31, 2020 from 72% at December 31, 2019.
•We ramped up our commercial loan production in the second half of 2020, which replaced the runoff of the single-family loan portfolio.
•We maintained our balance sheet at roughly the same size at year end 2020 as compared to year end 2019, yet achieved 52% higher net income in Q4 2020 as compared to Q4 2019.
Executed on Strategic Initiatives to Enhance Long-Term Performance

•We exited a multi-year, naming-rights agreement on LAFC’s soccer stadium resulting in estimated aggregate pre-tax cost savings of approximately $89 million.
•We restructured and early repaid $211 million of our FHLB long-term borrowings to lower the effective interest rate.
•We issued $85 million of subordinated debt at attractive pricing to enable the Series D preferred stock redemption in first quarter of 2021.
•We enhanced our secondary liquidity through the Federal Reserve’s Borrower-In-Custody Program.
•We achieved sizable legal recoveries on legacy matters that contributed meaningfully to tangible book value.
Robust Response to COVID-19 Pandemic to Help Existing Clients, New Clients and the Community

•We funded 1,128 PPP loans in the first round of the program, with an original aggregate principal balance of $262 million.
•We helped businesses representing an estimated aggregate workforce of more than 25,000 jobs.
•We provided relief to single family residential and commercial borrowers by offering deferments and forbearances. Deferrals and forbearances totaled $604 million at June 30, 2020 and declined to $252 million at December 31, 2020 as we worked with our clients.
•We partnered with Food Finders to provide more than 300,000 meals to people in need in Southern California.
•We donated funds to the Los Angeles Fire Department for the purchase of personal protective equipment for first responders.
•We developed online financial literacy classes for young adults and co-sponsored several community blood drives.
•We transitioned all CRA-related activities to a virtual environment and hosted numerous events.

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COMPENSATION DISCUSSION AND ANALYSIS

Maintained Strong and Unified Employee Culture

•We successfully moved approximately 75% of our workforce to remote environment in March 2020 at the start of the pandemic.
•We maintained a strong and unified employee culture through consistent communication and engagement, employee training and development, and health and wellness programs.
•We hosted company-wide virtual employee appreciation events.
•We empowered an employee-led Inclusion, Diversity, Engagement, and Awareness (IDEA) Committee to bring together voices and ideas to help fuel and foster a culture of openness and inclusion throughout our business by introducing initiatives surrounding communications, recruitment, training, mentorship and client outreach.
Building Upon Our Successes

Management’s achievements during 2020 effectively transformed the Company in terms of its strategic focus, balance sheet composition, and capital and liquidity levels. We also dramatically improved our deposit franchise and grew our commercial loan portfolio. These achievements are a testament to the strong leadership provided by the Company’s executive management team in an extraordinarily difficult operating environment. Building the right foundation in 2020 has placed the Company on the path towards becoming a high performing sustainable franchise.

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COMPENSATION DISCUSSION AND ANALYSIS

Strong Alignment with Stockholders — What We Do and What We Don't Do

The CNG Committee has implemented the following compensation strategies, which the CNG Committee considers to be key elements of our compensation program and reflects best practice:

Strong Alignment with Stockholders—What We Do
 Compensation Principles. Our compensation program is guided by our goals to align the interests of our officers with our long term strategy and the interests of stockholders in a manner that appropriately considers the safety and soundness of the Bank.

 Performance-Based Awards. Our executive compensation practice focuses on performance-based awards that are tied to our strategic initiatives and overall stockholder objectives. Nearly two-thirds of our CEO's pay is at-risk or performance-based pay and 50% of our equity awards are based on three-year performance goals.

Risk Events Are Considered in Pay Decisions. Our CNG Committee annually assesses our executive and broad-based compensation programs to ensure prudent risk management.
 Formula-based and objective annual non-equity incentives. Our annual non-equity incentive plan is comprised of formula-based objective measures with payout caps that are focused on improving key franchise metrics such as cost of deposits and earnings per share.

 Recoupment Policy. We have a recoupment policy that provides the Board with the ability to recover or cancel cash incentive compensation and equity awards granted to certain officers if, among other things, the Company is required to restate its financial statements or correct a material error.

 Share Ownership Guidelines. We require that our Chief Executive Officer own shares with a market value equal to at least 300 percent of his after-tax base salary and that the other Named Executive Officers own shares equal to at least 100 percent of their after-tax base salary. Our executives are expected to achieve the minimum equity investment within three years from the date they first become subject to these guidelines.

Anti-Hedging/Pledging Policy. We have “anti-hedging” and “anti-pledging” policies on Company shares.
Strong Alignment with Stockholders—What We Don’t Do
No Tax Gross Ups. Our employment agreements and severance plan do not provide for tax gross-ups in the event of a change of control event.
No Repricing or Repurchase of Underwater Equity Awards. We do not permit the repricing or repurchase of underwater stock options or stock appreciation rights without stockholder approval.
No Multi-Year Guaranteed Bonuses.
 No “Single Trigger” Cash Severance Payments on Change in Control in Employment Agreements. Our Executive employment agreements do not have “single-trigger” cash severance payments resulting solely from the occurrence of a change of control.

 No “Single Trigger” Vesting of Equity Awards Granted under 2018 Omnibus Stock Incentive Plans. All equity awards under the 2018 Omnibus Plan made to employees generally require a “double trigger” (i.e., a termination of employment other than by the Company for cause or by the participant without good reason) before vesting can accelerate following a change in control. For performance-based awards, the 2018 Omnibus Plan provide that, unless the performance award is replaced by a similar award, it will be deemed earned and payable in an amount equal to at least the target level of performance in the event the award vests on an accelerated basis following a change in control.

No Dividends on Unvested Shares. We do not pay any dividends on unvested equity awards, including performance-based equity awards. Dividends may be accumulated and deferred and are only payable at the time such awards vest.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PROGRAM AND PHILOSOPHY
Our vision and priorities guide our compensation programs. Our compensation programs are designed to accomplish the following:
•Allow the Company to compete for, hire and retain skilled and talented executives critical to our success, with the capabilities required by the pursuit of our mission, vision, and priorities.
•Incent executives to strike the ideal balance between driving for optimal business performance without undue risk-taking by aligning performance with ethical standards, regulatory compliance, budgets, risk management processes and internal controls.
•Reward long-term growth and profitability.
•Encourage and reward for performance aligned with our strategic plan (pay for performance) while striving to ensure that the quality and risk performance is consistent with the risk appetite of the Company.
•Recognize and reward the success of the management team as a whole in managing the Company, and use that overall performance as the basis for determining overall compensation, taking into consideration pertinent economic conditions, interest rate trends and the competitive market environment.
•Recognize and reward individual achievement and contributions consistent with our long-term objectives and core values.
•Align executive compensation with the interests of stockholders. We seek to have the long-term performance of our stock reflected in executive compensation through our equity incentive programs. Our approach to compensating management includes a review of all incentive programs to avoid imprudent risk-taking and to promote safety and soundness. We believe that compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, as we believe that the value of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives.
•Use performance-based compensation where appropriate to link the success of the executive with the success of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

The charts below illustrate the target pay mix for our CEO and other NEOs3. A significant portion of executive pay is at-risk and based on performance and over one-third of our pay is equity-based.

CEO Total Direct Compensation

Short-Term Incentive/Cash 27%
Base Salary 36%
At-Risk and Performance-Based Pay 64%
Long Term Incentive/Equity 37%
Restricted Stock 50%
Performance Shares 50%

Other NEOs Total Direct Compensation

Short-Term Incentive/Cash 23%
At-Risk and Performance-Based Pay 53%
Base Salary 47%
Long Term Incentive/Equity 30%
Performance Shares 50%
Restricted Stock 50%

The principal components of our current executive compensation program include the following:

Base Salary

We pay base salaries commensurate with an executive’s position and experience. Subject to the terms of any employment agreement in place, base salaries for our executive officers are generally reviewed annually by the CNG Committee.

Performance-Based Annual Incentive Plan

Reward achievement of pre-defined performance goals that align with our strategic plan and Board approved budget. Executive officers are given the opportunity to earn a target annual cash incentive as a percent of their salary. Since 2017, the CNG Committee has adopted a performance-based annual incentive program, intended to provide payment for achieving key annual performance objectives set by the CNG Committee.

Equity Performance-Based Incentive Awards

Rewards long-term performance and stock price appreciation that aligns our executives' interests with those of our stockholders. We provide performance-based equity to reward executives for achieving our long-term goals intended to increase stockholder value. In general, 50% of the annual long-term incentive awards granted to our Named Executive Officers are based on 3-year performance goals.
The CNG Committee also considers executive officer performance and recommends equity incentive awards for our Chief Executive Officer based on a variety of factors, in its discretion, and for our other executive officers based on recommendations from the Chief Executive Officer. The CNG Committee’s recommendation and approval by the Board, as applicable, reflect the belief that equity incentives encourage executives to focus on long-term stockholder value creation and foster alignment with our stockholders.

Other Compensation	We provide 401(k) plan, and health, disability, life insurance benefits, change in control severance benefits, as well as other modest benefits.
3 The CNG Committee’s philosophy regarding long-term incentive awards includes a requirement that 50% of the annual equity award issued to each Named Executive Officer, other than the Chief Risk Officer, consist of performance-based restricted stock units (PSUs) that vest based on performance.

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COMPENSATION DISCUSSION AND ANALYSIS

The foregoing components fit into our overall compensation objectives by allocating between long-term and short-term compensation to ensure adequate base compensation to attract and retain personnel, while providing incentives with an appropriate level of risk to maximize long-term value for our Company and our stockholders. We believe our overall compensation package, including benefits and equity-related awards, is competitive within the marketplace and consistent with the philosophy and objectives of our compensation program.

ELEMENTS OF OUR COMPENSATION DECISION MAKING
The CNG Committee considers information from a variety of sources when reviewing and designing the Company’s compensation program and pay levels. These sources include, but are not limited to, publicly available compensation data regarding executive officers within the industry, the Company’s understanding of compensation arrangements at other financial institutions, Board and management perspectives, feedback from key stakeholders (including common stockholders, holders of our other securities and regulators), and advice from the CNG Committee’s consultants.
Compensation, Nominating and Corporate Governance Committee's Response to 2020 "Say-on-Pay" Vote

Our last “say-on-pay” vote was held at our 2020 annual meeting of stockholders, during which the stockholders were presented with an opportunity to vote on an advisory, non-binding basis with respect to compensation paid to our Named Executive Officers for the year ended December 31, 2019. Approximately 84% of the votes cast voted in favor of the say-on-pay proposal at our 2020 annual meeting of stockholders. In response, the CNG Committee engaged a new independent compensation consultant to review the compensation program, advise on incentive program design, and benchmark executive pay levels relative to the peer group. We changed our long-term incentive grants from evaluating annual performance to measuring performance over a three-year period. We also sought to improve our disclosure to provide more transparency on our executive compensation program, our best practices, and the pay decision process. These considerations and alignment with stockholders were important in setting the compensation of the Named Executive Officers for the year ended December 31, 2020. For information regarding the say-on-pay vote to be held at this year’s Annual Meeting, see Proposal III- Approval, on an Advisory and Non-Binding Basis, of the Compensation Paid to our Named Executive Officers.
Role of Chief Executive Officer

Our Chief Executive Officer typically makes compensation recommendations to the CNG Committee for all executive officers who report to him, who are not present during the deliberations. The CNG Committee makes compensation recommendations to our Board with respect to the Chief Executive Officer, who is not present during the deliberations. The CNG Committee and the Board may accept or adjust such recommendations.
Role of Compensation Consultants

The CNG Committee at times retains the services of independent consultants to assist the committee with its consideration of the Company’s compensation policies, programs and practices.
In 2020, in response to stockholders feedback, the CNG Committee engaged Meridian Compensation Partners LLC (Meridian), an independent compensation consulting firm, to serve as the CNG Committee's advisor. During 2020 Meridian reviewed our compensation program, benchmarked executive pay levels relative to the Peer Group described below, assisted with incentive program design, and provided ongoing information on market trends related to executive and board compensation matters. Meridian attended certain CNG Committee meetings and met with the CNG Committee in executive session. Meridian does not provide any other services to the Company. The CNG Committee evaluated Meridian's independence relative to the standards adopted by the SEC and by the NYSE with regard to compensation advisor independence and determined Meridian was independent and had no conflicts of interest.
Role of Peer Group for 2020 Compensation Decisions

Prior to 2020, the CNG Committee engaged consultants periodically to provide market data and advise on compensation matters. The last compensation consultant was engaged prior to the current executive management team joining the Company.
In setting certain of the performance measures, gating criteria and target goals for the short-term and long-term incentive awards for 2020 and 2019 for the Named Executive Officers (as described in this Compensation Discussion and Analysis under 2020 Pay Decisions), the CNG Committee utilized a peer group comprised of all U.S. banks and thrifts with total assets of between $5 billion and $15 billion (excluding Puerto Rico) as of December 31, 2019 and 2018, respectively (the Index Group).

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COMPENSATION DISCUSSION AND ANALYSIS

Following the 2020 Annual Meeting of Stockholders, the CNG Committee approved a new compensation peer group with the assistance of its new independent compensation consultant, Meridian. The peer group was used to benchmark the Company's 2020 compensation programs and pay levels. Meridian used an objective methodology to select commercial banks in the western region of the United States with assets ranging from approximately 1/2 to 2 1/2 times the Company's assets as of September 30, 2020 (the Peer Group). This methodology resulted in 17 banks with the Company positioned at the 63rd percentile for assets:

Axos Financial, Inc.	Luther Burbank Corporation
Banner Corporation	National Bank Holdings Corporation
Columbia Banking System, Inc.	Pacific Premier Bancorp, Inc.
CVB Financial Corp.	Preferred Bank
First Foundation Inc.	RBB Bancorp
Heritage Commerce Corp.	Sierra Bancorp
Heritage Financial Corporation	TriCo Bancshares
HomeStreet, Inc.	Westamerica Bancorporation
Hope Bancorp, Inc.
This Peer Group also served as a reference point in making certain compensation decisions for 2021.
2020 PAY DECISIONS
In light of the accomplishments and financial performance achieved by management in 2020, and progress towards our performance goals going forward, the CNG Committee and Board recognized the importance of rewarding and incentivizing the executive team for achieving the strategic and financial objectives set by the Board at the beginning of the year. This recognition was reflected in our 2020 pay decisions, with an incentive payout of 75% of target.
The CNG Committee did not adjust the 2020 performance goals that were set prior to the rapid economic decline related to the COVID-19 pandemic. Accordingly, our executive management team was held to achieving the same pre-established goals and objectives despite operating in an extraordinarily difficult and unforeseen economic environment.
Below is a summary of the basic pay actions for our Named Executive Officers for 2020. This summary is not a substitute for, and does not describe all compensation set forth in, the Summary Compensation Table on page 44.

			Equity Incentives
	Base Salary	Actual Cash Incentives(1)	Award Type or Perf. Plan	Grant Date Fair Value or Potential Target Payout		Vesting Period	TOTAL
Wolff	$750,000	$562,500	PSU	$386,989	(2)	3 Years	$2,074,491
President and Chief Executive Officer			RSU	$375,002		4 Years
Hopkins	$425,000	$239,063	PSU	$219,296	(2)	3 Years	$1,095,862
Chief Financial Officer			RSU	$212,504		3 Years
Dotan	$395,000	$148,125	PSU	$101,912	(2)	3 Years	$743,793
General Counsel			RSU	$98,756		4 Years
Dyck	$360,000	$135,000	PSU	$92,879	(2)	3 Years	$677,881
Chief Credit Officer			RSU	$90,002		4 Years
Sullivan	$400,000	$225,000	RSU	$200,011		4 Years	$825,011
Chief Risk Officer
(1)Represents cash incentives awarded at 75% of target earned in 2020 and paid in 2021.
(2)For each PSU, the grant date fair value assumes achievement of the target level of performance conditions.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The base salaries of our Named Executive Officers are determined by the CNG Committee, subject in certain cases to terms set forth in employment agreements or other arrangements, including offers of employment. Each employment agreement was the result of negotiations between the Company and the Named Executive Officer. Of our Named Executive Officers, two are currently employed for specified terms pursuant to employment agreements (Mr. Wolff and Ms. Hopkins). Subject to the terms of employment agreements or other arrangements, salaries are reviewed and adjusted at the discretion of the CNG Committee or the Board of Directors. As it relates to the remainder of the Named Executive Officers, we follow our standard practice of documenting the duties and responsibilities of the role, and reviewing a market compensation survey periodically. The survey report is reviewed by the Chief Executive Officer and the compensation is recommended to the CNG Committee for review and approval for positions other than himself.
The chart below shows the annual rate of base salary for each Named Executive Officer as of December 31, 2020 and 2019:

	Annual Rate of Base Salary
	As of December 31, 2019	As of December 31, 2020		% Change
Wolff	$750,000	$750,000	(1)	0%
President and Chief Executive Officer
Hopkins	$425,000	$425,000	(2)	0%
Chief Financial Officer
Dotan	$375,000	$395,000		5%
General Counsel
Dyck	$360,000	$360,000		0%
Chief Credit Officer
Sullivan	$400,000	$400,000		0%
Chief Risk Officer
(1)Pursuant to the terms of Mr. Wolff’s employment agreement, his base annual salary was fixed at $750,000 through February 29, 2020 and thereafter is subject to the CNG Committee’s discretion, but may not be reduced without Mr. Wolff's written consent.
(2)Pursuant to the terms of Ms. Hopkins’ employment agreement, her base annual salary was fixed at $425,000 through February 28, 2021 and thereafter is subject to the CNG Committee’s discretion.

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COMPENSATION DISCUSSION AND ANALYSIS

Incentive (Performance) Based Compensation (Annual and Long-Term)

Executive Incentive Compensation Plan. The Company's Executive Incentive Plan is designed to attract and retain officers and key executives, to motivate participants using performance-related incentives and to provide competitive incentive compensation opportunities. The Executive Incentive Plan defines target incentive opportunities and specific performance goals for a fiscal year that are approved by the CNG Committee at the start of each year. The Executive Incentive Plan also provides that, unless otherwise determined by the CNG Committee, an award will be forfeited if the applicable participant’s employment does not continue through the date the award is paid. Awards under the Executive Incentive Plan may be paid in cash or Company common stock issued under the Company’s 2018 Omnibus Stock Incentive Plan (or any successor plan).
For the performance period of January 1, 2020 to December 31, 2020, each Named Executive Officer had the opportunity to earn an incentive award between a threshold and maximum amount based on the degree of achievement of the performance goals, as reflected in the table below.

	Annual Incentive Opportunity as a % of Salary			Annual Incentive Opportunity in $
Name	Threshold	Target	Maximum	Threshold	Target	Maximum
Wolff	50%	100%	150%	$375,000	$750,000	$1,125,000
Hopkins	38%	75%	113%	$159,375	$318,750	$478,125
Dotan	25%	50%	75%	$98,750	$197,500	$296,250
Dyck	25%	50%	75%	$90,000	$180,000	$270,000
Sullivan	38%	75%	113%	$150,000	$300,000	$450,000
The CNG Committee recognized the importance of rewarding and incentivizing the executive team for performance that supports our Board approved strategic plan and focuses on financial metrics that drive long-term shareholder value while are also within management's control. The 2020 incentive award was based on the following performance metrics, which were defined and set in early 2020, prior to the rapid economic decline related to the COVID-19 pandemic:
–Diluted core earnings per share (diluted earnings per share excluding or including items at the discretion of the CNG Committee) for the year ended December 31, 2020 compared to a pre-established target (20% weighting);
–Average Cost of Core Deposits (the basis point decrease in the average cost of core deposits (all non-brokered deposits)) between the fourth quarter of 2019 and the fourth quarter of 2020 compared to a pre-established target (20% weighting);
–Average Non-Interest Bearing Deposits Growth (growth in average noninterest-bearing deposits) between the fourth quarter of 2019 and the fourth quarter of 2020 compared to a pre-established target (20% weighting);
–Net Loan Growth (growth in net loans (excluding single family residential (SFR) loans)) for the year ended December 31, 2020 compared to a pre-established target (10% weighting);
–Non-Performing Assets to Total Loan ratio (ratio of non-performing assets to total loans and other real estate owned (excluding single family residential loans and other real estate owned)) at December 31, 2020 compared to a pre-established target (10% weighting); and
–CNG Committee Discretion (provides the CNG Committee the ability to assess other financial and strategic aspects of performance) (20% weighting). For 2020, considerations included progress towards our strategic goals and COVID-19 response.
These metrics were designed to reward executives for executing on specific strategic initiatives that the CNG Committee and Board believe drive our profitability and long-term shareholder value. In addition to utilizing the performance criteria described above, in order to mitigate risk, the 2020 incentive awards included a gating measure requiring that the Company and the Bank be “well-capitalized” under all regulatory definitions.
The Executive Incentive Plan provides the CNG Committee the authority to adjust incentive compensation up or down in its sole discretion based on any factors it deems relevant in consideration of the performance of the Company’s executives. In addition, the CNG Committee can also exercise negative discretion with respect to any adverse risk or regulatory matters. After the end of 2020, the CNG Committee calculated the incentive payouts based on the original performance goals as defined at the beginning of the year, prior to the rapid economic decline related to the pandemic, without adjustment. The CNG Committee determined the gating measure had been met for the 2020 incentive awards and reviewed performance as calculated below. The only area the CNG Committee applied any discretion was relative to the CNG Discretion component.

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COMPENSATION DISCUSSION AND ANALYSIS

Below is a summary of the performance goals at threshold, target and stretch compared to actual achievement (dollars in millions, except per share data):

					Performance Achieved
Performance Objective	Performance Weight	Threshold Performance (Payout at 50% of Target)	Target Performance	Maximum Performance (Payout at 150% of Target)	Actual Achieved	Percentage Achieved	Payout (Weight x Percentage Achieved)
Diluted Core EPS(1)	20%	$0.46	$0.61	$0.76	$0.35	0%	0%
Decrease in Average Cost of Core Deposits	20%	-0.26%	-0.35%	-0.44%	-0.90%	150%	30%
Growth in Average Non-Interest Bearing Deposits	20%	$130	$174	$217	$341	150%	30%
Net Loan Growth (excluding SFR)	10%	$420	$560	$700	$308	0%	0%
NPA/ Loans + OREO (excluding SFR)	10%	0.65%	0.50%	0.35%	0.49%	103%	10%
CNG Discretion	20%					25%	5%
Total payout	100%						75%
(1)Diluted core EPS is defined as diluted EPS excluding certain one-time or other non-recurring income and expense items at the discretion of the CNG Committee. Refer to Appendix B for Non-GAAP Reconciliation.
The Company’s performance in diluted core earnings per share and in net loan growth, which had target weightings of 20% and 10%, respectively, was below the threshold level of performance. Accordingly, no payout was earned with respect to those performance objectives.
The Company exceeded the maximum level of performance in average noninterest-bearing deposit growth and basis point reduction in average cost of core deposits, each of which had a target weighting of 20%. Accordingly, the maximum payout of 150% of the target weighting, or 30%, was earned with respect to each of those performance objectives.
The Company’s performance was slightly better than the target level of performance on the ratio of non-performing assets to total loans and other real estate owned, which had a target weighting of 10%. Accordingly, a payout of 103% of the target weighting, or 10%, was earned with respect to that performance objective.
For the discretionary component, which had a target weighting of 20%, the CNG Committee determined, based on the Company’s overall level of performance during 2020, that a payout of 25% of the target weighting, or 5%, was earned with respect to that component. In determining the payout for this component, while the CNG Committee recognized the significance of the executives' leadership and achievements during the pandemic, they also considered the broader financial performance and economic challenges and believed that the overall payout result of 75%, with only 5% allocated for the discretionary component, was an appropriate level of recognition for the challenging year.
As a result of the formulaic calculation presented above, the aggregate payout percentage earned under the performance metrics for 2020 was 75%. Accordingly, the cash incentive amounts awarded for 2020 to the Named Executive Officers were as follows:

Officer	Total Cash Incentives Earned	Actual Bonus Paid as Percent of Target
Wolff	$562,500	75%
Hopkins	$239,063	75%
Dotan	$148,125	75%
Dyck	$135,000	75%
Sullivan	$225,000	75%

Annual Proxy Statement | 2021	Page | 44

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

The CNG Committee believes that a significant portion of the Named Executive Officers’ target compensation should be in the form of equity-based incentives, which motivates our executives and key employees for the long-term performance of the Company. These awards are intended to reward performance over a multi-year period, align the interests of our executives with those of stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, and support retention of top performers. Long-term incentive awards are granted under the 2018 Omnibus Plan.
Fiscal Year 2020 Annual Equity Awards. The CNG Committee’s philosophy regarding long-term incentive awards includes a requirement that 50% of the annual equity award issued to each Named Executive Officer, other than the Chief Risk Officer, consist of PSUs that vest based on performance. The remaining 50% of the award to each Named Executive Officer other than the Chief Risk Officer consists of RSUs that vest over time. During 2020, the annual equity award issued to the Chief Risk Officer consisted entirely of RSUs that vest over time; the CNG Committee believed this was appropriate based on the nature of her position, which is focused primarily on risk management rather than financial performance. Equity grants were made on March 2, 2020 as follows:
Of the 2020 annual PSU awards:
•one-third is contingent on the Company’s Diluted Core Earnings Per Share (diluted earnings per share excluding or including items at the discretion of the CNG Committee) for the year ending December 31, 2022 relative to a pre-established target;
•one-third is contingent on the Company’s Core Return on Average Assets (net income excluding items at the discretion of the CNG Committee/average assets) for the year ending December 31, 2022 relative to a pre-established target; and
•one-third is contingent on the Company’s Total Shareholder Return over the three-year period ending December 31, 2022 relative to the Keefe, Bruyette & Woods (KBW) regional banking index to a pre-established percentile.

	Fiscal Year 2022
	Performance Weight	Threshold Performance (Payout at 50% of Target)	Target Performance	Maximum Performance (Payout at 150% of Target)
Diluted Core Earnings Per Share	33%	50%	100%	150%
Core Return on Average Assets	33%	50%	100%	150%
Total Shareholder Return	33%	50%	100%	150%
For 2020, the CNG Committee changed from awarding PSUs with performance goals measured on an annual basis to performance goals measured over the three-year period based on shareholder considerations and in support of our goal to align with best practice.

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COMPENSATION DISCUSSION AND ANALYSIS

Since the PSU awards are not earned until the end of the three year period in 2022, the specific goals for each of the performance measures are not provided at this time but will be disclosed in detail when performance is determined. The CNG Committee approved the goals to ensure that the performance metrics align with the Company's strategic plan and have been set at a target level which is expected to enhance the franchise value of the Company and such targets set at a level is also viewed as challenging.
Similar to the 2020 incentive awards under the Executive Incentive Plan, in order to mitigate risk, the 2020 PSUs also contain a gating measure requiring that the Company and the Bank be “well-capitalized” under all regulatory definitions.
The following table shows the performance and time-based equity awards that were granted to the Named Executive Officers in 2020. The RSUs are scheduled to vest in one-fourth annual increments beginning on the first anniversary of the grant date except for the award to Ms. Hopkins, which is scheduled to vest in one-third annual increments beginning on the first anniversary of the grant date. Each PSU award in the following table is schedule to vest at the end of the three-year period assuming the performance conditions have been met.

Name	Grant Date	Type of Award Granted	Grant Date Fair Value
Wolff	3/2/2020	RSU	$375,002
	3/2/2020	PSU	$386,989
Hopkins	3/2/2020	RSU	$212,504
	3/2/2020	PSU	$219,296
Dotan	3/2/2020	RSU	$98,756
	3/2/2020	PSU	$101,912
Dyck	3/2/2020	RSU	$90,002
	3/2/2020	PSU	$92,879
Sullivan	3/2/2020	RSU	$200,011
2019-2021 PSU Awards. In 2019, as part of their equity awards granted for that year, each of Messrs. Wolff, Dotan and Dyck were awarded PSUs that are earned in one-third annual increments over a three-year period ending on December 31, 2021 (the 2019 PSUs). The 2019 PSUs earned for Messrs. Wolff, Dotan and Dyck had grant date fair value of approximately $250,000 and $75,000 and $50,000, respectively. The earned 2019 PSUs will vest in early 2022 on the date the CNG Committee certifies the achievement of the performance goals, subject to the executive having remained an employee of the Company. None of the other Named Executive Officers were awarded 2019 PSUs.
Performance goals for the 2019 PSU grants are described below:
•50% is contingent on specified reductions in the gap between the Company’s cost of deposits and the median cost of deposits of the Index Group, for the fourth quarter of each fiscal year of a three-year period beginning on January 1, 2019 and ending on December 31, 2021; and
•50% is contingent on the Company’s core return on average assets relative to a pre-established target for each year of a three-year period beginning on January 1, 2019 and ending on December 31, 2021.
In addition, the 2019 PSUs contain two gating criteria for each year of the three-year performance period to mitigate risk: (i) a requirement that the Company’s ratio of non-performing assets to total loans and other real estate owned be better than the 50th percentile compared to the median ratio of non-performing assets to total assets of the Index Group, measured at the end of each year; and (ii) a requirement that the Company and the Bank be “well-capitalized” under all regulatory definitions.

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COMPENSATION DISCUSSION AND ANALYSIS

After the end of 2020, the second year of the three-year performance period for the 2019 PSUs, the CNG Committee determined that both gating criteria had been met. Accordingly, as and to the extent indicated in the table below, the CNG Committee determined after the end of 2020 that each of Messrs. Wolff, Dotan and Dyck was eligible to earn the second one-third portion of the 2019 PSUs, based on the level of achievement of performance goals for 2020 and that such awards will vest at the end of the three year period:

					Performance Achieved
Performance Objective	Performance Weight	Threshold Performance (Payout at 50% of Target)	Target Performance	Maximum Performance (Payout at 150% of Target)	Actual Achieved	Percentage Achieved	Payout (Weight x Percentage Achieved)
Cost of Deposits Relative to Peer Median(1)	50%	0.41%	0.31%	0.27%	0.10%	150%	75%
Core Return on Average Assets(2)	50%	0.69%	0.73%	0.80%	0.41%	0%	0%
Total payout	100%						75%
(1)Performance levels represent the amount by which the Company’s cost of deposits may exceed the Index Group median.
(2)Core Return on Average Assets is defined as Return on Average Assets excluding certain one-time or other non-core income and expense items at the discretion of the CNG committee. Refer to Appendix B for Non-GAAP Reconciliation.
For 2020, actual performance of 50% of the grant allocated to the cost of deposits metric relative to the Index Group median, was earned at the maximum level of performance (i.e., 150% of Target) for 2020. With respect to core return on average assets, the actual performance was below the threshold performance for 2020, and as a result, none of this portion of the award was earned for 2020. Accordingly, Messrs. Wolff, Dotan and Dyck each earned 75% of the 2019 PSU award eligible to be earned for 2020. Actual vesting of the awards will occur in 2022, subject to the Named Executive Officer's satisfaction of the employment condition at the expiration of the three year period and certification of the CNG Committee.
CEO Inducement PSU Award. In 2019, as part of his new hire package, Mr. Wolff received an inducement PSU award under the terms of his employment agreement, which had a grant date fair value of approximately $1.0 million. The terms of this award specified that it would be earned when the Company achieved a return on average assets of 1.00% and, if earned, would immediately vest in full at any time on or after April 29, 2020 (the one-year anniversary of the grant date) through December 31, 2021. At the time of Mr. Wolff's hire, the Company's ROA for the most recently completed fiscal quarter (fourth quarter of 2018) was 0.43% and the CNG Committee believed this performance-based equity award was an appropriate component of his new hire package. The Company achieved a return on average assets of 1.11% for the fourth quarter of 2020. The CNG Committee determined that, as a result, this award was earned and vested in full in February 2021.
OTHER BENEFITS; COMPENSATION POLICIES AND PRACTICES
Equity Grant Policy

The CNG Committee, under delegation from the Board of Directors, administers the 2018 Omnibus Plan and establishes the rules for all awards granted under the plan, including grant guidelines, vesting schedules, and other provisions. The CNG Committee reviews these rules periodically and considers, among other things, the interests of our stockholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.
The CNG Committee reviews the awards granted for all employees. For annual awards granted in 2020, the CNG Committee reviewed the recommendations of the Chief Executive Officer for other executive officers and employees, revised the proposed grants in certain circumstances, and authorized the awards effective as of the date of its approval.
401(k) Plan

We offer a qualified, tax exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code (the 401(k) Plan). All employees who participate in the 401(k) Plan receive matching contributions up to a certain cap, including the Named Executive Officers, who receive matching contributions on the same terms and using the same formulas as other participating employees. Participants are also permitted to borrow against their account balance in the 401(k) Plan.

Page | 47	Annual Proxy Statement | 2021

COMPENSATION DISCUSSION AND ANALYSIS

Perquisites and Other Benefits

Our executives are entitled to few benefits that are not otherwise available to all of our employees. During 2020, the limited perquisites that we provided to our Named Executive Officers included certain transportation expenses, club memberships and life insurance benefits.
Officer Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines (Guidelines) for certain senior officers of the Company. The Guidelines require our Chief Executive Officer to own shares equal to at least three times his or her after-tax base salary and that the other Named Executive Officers beneficially own shares equal to at least one times their after-tax base salary. Compliance with the Guidelines is required to be achieved within three years from the date each officer first becomes subject to the Guidelines, provided that the CNG Committee in its sole discretion may adjust or modify such achievement date. Annually, on the last day of our fiscal year, we evaluate stock ownership of our executive officers and directors based on the market value of the shares on the vesting date. As of December 31, 2020, each of our Named Executive Officers complied with the Guidelines, giving allowance for the fact that they have been executive officers for less than three years. For stock ownership guidelines of non-employee directors. See Environmental, Social and Governance – Corporate Governance Framework – Director Stock Ownership Guidelines.
Recoupment Policy

Under Section 304 of the Sarbanes Oxley Act of 2002, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for: (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document; and (ii) any profits realized from the sale of the Company's securities during that 12-month period.
The Company's Corporate Governance Guidelines include a recoupment policy that provides the Board with the ability to recover or cancel cash incentive compensation and equity awards granted to certain officers, including the Named Executive Officers. The Board is committed to strong corporate governance and the integrity of the Company’s financial statements. Under the recoupment policy, if we are required to restate the Company’s financial statements to correct a material error, or if the Board determines that a financial, operational or other performance metric used to determine the grant, vesting, payment or issuance of incentive compensation was calculated incorrectly, the Board will, if it determines in its sole discretion that it is appropriate, feasible and in the best interests of the Company and its stockholders, cause the forfeiture of outstanding incentive compensation awards and/or require reimbursement of all or part of the incentive compensation previously granted, vested, paid or issued, in each case, in the amount by which the incentive compensation exceeded the amount that would have been granted, vested, paid or issued based on the restated financial statements or correctly calculated metric. If an officer has sold or otherwise disposed of any shares received pursuant to an incentive compensation award, to the extent the shares would have been subject to recoupment as described above, the Board may recoup from the officer any pre-tax gain realized from the sale or disposition of the shares.
The policy also provides for recoupment of any pre-tax gain realized from the sale of shares received under an incentive compensation award to the extent the shares would have been subject to recoupment, and for recoupment or forfeiture of awards in such amount as the Board determines from any officer who engages in illegal, fraudulent, or dishonest conduct that has or could materially adversely affect us, or that contributed to the grant, vesting, payment or issuance of incentive compensation to the officer that was greater than what would have been granted, vested, paid or issued in the absence of the misconduct.

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COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging/Pledging Policy

The Company considers it inappropriate for any director or officer to enter into speculative transactions in the Company’s securities. The Company’s insider trading policy prohibits the purchase or sale, by any director, officer or employee, of puts, calls or other derivative securities based on the Company’s securities or short-selling of the Company’s securities. The policy also prohibits directors, officers and employees from entering into hedging or monetization transactions or similar arrangements with respect to the Company's securities.
Directors, officers, and other employees also may not purchase the Company’s securities on margin, or borrow against any account in which Company securities are held. This prohibition does not apply to a broker-assisted cashless exercise of stock options granted as part of a Company incentive plan. The Company’s Board of Directors has granted Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (collectively, “Patriot Fund II”), which Company director W. Kirk Wycoff controls as managing partner of Patriot Fund II’s general partner, a waiver from this prohibition in order to enable Patriot Fund II to pledge shares of the Company’s common stock it owns, along with other securities it owns, as collateral for a line of credit facility.
Employment Agreements

Our Chief Executive Officer, Mr. Wolff, and Chief Financial Officer, Ms. Hopkins, have employment agreements. No other employee has an employment agreement. Each employment agreement was reviewed by the CNG Committee, who determined that the compensation packages provided under these agreements were fair and reasonable on the basis of the committee’s assessment of comparable compensation opportunities available to the individuals. The specifics of these agreements are described in detail below under Employment Agreements.
Payments Due Upon Termination or a Change in Control

The employment agreements with Mr. Wolff and Ms. Hopkins provide for severance payments and other benefits following certain termination and/or change in control events. Each of Mr. Dotan, Mr. Dyck and Ms. Sullivan participates in the Banc of California, Inc. Executive Change in Control Severance Plan (Severance Plan), which will provide them with severance payments and other benefits if their employment is terminated under specified circumstances following a change in control. Under the terms of respective equity award agreements with our Named Executive Officers, the executives are entitled to accelerated vesting of equity awards upon termination of employment under certain circumstances. The specific terms of these arrangements, as well as estimates of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail below under Potential Payments upon Termination of Employment or Change in Control.
Tax Impact

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million per officer in any taxable year, including our Chief Executive Officer, Chief Financial Officer and other Named Executive Officers. The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, generally eliminated the performance-based compensation exception under Section 162(m) effective January 1, 2018. As a result, from and after January 1, 2018, compensation awarded in excess of $1.0 million to our Named Executive Officers generally is not deductible. While the Company’s ability to deduct compensation paid to our Named Executive Officers has been limited, our CNG Committee will—consistent with its past practice—continue to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Page | 49	Annual Proxy Statement | 2021

REPORT OF THE COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The CNG Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for compensation committee members under the NYSE Listed Company Manual. The CNG Committee’s responsibilities are defined in a written charter adopted by the Board of Directors.
The CNG Committee has reviewed and discussed the above Compensation, Discussion and Analysis with management. Based on such review and discussions, the CNG Committee recommended to the Company’s Board of Directors that the Compensation, Discussion and Analysis be included in this proxy statement.
Compensation, Nominating and Corporate Governance Committee
Bonnie G. Hill, Chair
B.A. Fallon-Walsh
Jonah F. Schnel
Robert D. Sznewajs
Andrew Thau
W. Kirk Wycoff

Annual Proxy Statement | 2021	Page | 50

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2020, 2019 and 2018. For information regarding the employment and separation agreements between the Company and certain of the Named Executive Officers, see Employment Agreements.

Name and Principal Position	Year(1)	Salary	Bonus		Stock Awards(2)	Non- Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Jared M. Wolff	2020	$750,000	$—		$761,991	$562,500	$41,511	$2,116,002
President and Chief Executive Officer	2019	$593,750	$—		$3,500,044	$750,000	$50,012	$4,893,806
Lynn M. Hopkins	2020	$425,000	$—		$431,800	$239,063	$17,920	$1,113,783
Chief Financial Officer	2019	$26,563	$155,000	(5)	$250,004	$—	$23	$431,590
Ido Dotan	2020	$391,667	$—		$200,668	$148,125	$10,255	$750,715
General Counsel	2019	$223,958	$—		$150,008	$145,000	$136	$519,102
Robert Dyck	2020	$360,000	$—		$182,882	$135,000	$1,846	$679,728
Chief Credit Officer
Lynn A. Sullivan	2020	$400,000	$—		$200,011	$225,000	$15,405	$840,416
Chief Risk Officer	2019	$247,222	$—		$400,000	$200,000	$52,591	$899,813
(1)No compensation information is provided for any of the Named Executive Officers for 2018 as they were not employed by the Company or the Bank during that year. Further, no compensation information is provided for Mr. Dyck for 2019 as he was not among the Company’s named executive officers for 2019.
(2)Represents the grant date fair values of the stock awards granted in that year, calculated under ASC Topic 718. Fair values of stock awards were valued at the closing price of the Company’s voting common stock on the trading day immediately preceding the grant date of the award. For PSUs, the grant date fair value is calculated assuming achievement of the most probable outcome of the performance conditions. The amounts shown do not represent the actual value realized by each Named Executive Officer. See the PSU award grant date fair value table on the following page for a detailed description. Included in the 2019 amounts for Mr. Wolff and Ms. Hopkins are $3.0 million and $250 thousand that represent inducement awards.
(3)For 2020 and 2019, represents payouts of short-term incentive awards earned under the Executive Incentive Plan and paid in 2021 and 2020, respectively. The payouts for 2019 to Ms. Sullivan and Mr. Dotan, each of whom joined the Company in May 2019, were prorated.
(4)See All Other Compensation table for the year ended December 31, 2020 and 2019 below.
(5)Represents a sign-on bonus, contingent on 30 days of continuous employment, awarded in 2019 per Ms. Hopkins’ employment agreement and paid in 2020.
The following table sets forth the grant date fair value of RSAs and stock units granted to the Named Executive Officers during the year ended December 31, 2020. For PSUs, both the grant date fair value assuming achievement of the most probable outcome of the performance conditions (which is the amount set forth in column of the Summary Compensation Table titled Stock Awards), and the grant date fair value assuming the maximum award amount is achieved are presented. See 2020 Grants of Plan Based Awards table and the Compensation Discussion and Analysis for details regarding the awards.

			Grant Date Fair Value
Name		Type of Award Granted (1)	Assuming Most Probable Outcome is Achieved	Assuming Maximum Value is Achieved
Wolff	3/2/2020	PSU	$386,989	$580,483
	3/2/2020	RSU	$375,002	$375,002
Hopkins	3/2/2020	PSU	$219,296	$328,944
	3/2/2020	RSU	$212,504	$212,504
Dotan	3/2/2020	PSU	$101,912	$152,868
	3/2/2020	RSU	$98,756	$98,756
Dyck	3/2/2020	PSU	$92,879	$139,319
	3/2/2020	RSU	$90,002	$90,002
Sullivan	3/2/2020	RSU	$200,011	$200,011
(1)For purposes of this table, PSU refers to performance share units subject to performance measures based on an earnings per share criteria, return on average assets criteria, and a total shareholder return criteria. See Compensation Discussion and Analysis – Long-Term Incentives – Fiscal Year 2020 Annual Equity Awards for more information regarding the performance measures associated with these awards.

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SUMMARY COMPENSATION TABLE

The following table summarizes “All Other Compensation” paid to or earned by the Named Executive Officers for the years ended December 31, 2020 and 2019 as included in the Summary Compensation Table.

Name	Year(1)	401(k) Match	Dividends on Unvested RSAs	Other Fringe Benefit(2)		Total
Wolff	2020	$11,400	$9,518	$20,593	(3)	$41,511
	2019	$8,002	$—	$42,010	(3)	$50,012
Hopkins	2020	$1,132	$1,237	$15,552	(4)	$17,920
	2019	$—	$—	$23	(4)	$23
Dotan	2020	$9,583	$432	$240		$10,255
	2019	$—	$—	$136		$136
Dyck	2020	$—	$262	$1,584		$1,846
Sullivan	2020	$11,400	$3,453	$552		$15,405
	2019	$4,667	$—	$47,924	(5)	$52,591
(1)No compensation information is provided for any of the Named Executive Officers for 2018 as they were not employed by the Company or the Bank during that year. Further, no compensation information is provided for Mr. Dyck for 2019 as he was not among the Company’s named executive officers for 2019.
(2)Represents certain amounts paid by the Company for life insurance premiums, transportation, club memberships, consulting fees and relocation reimbursement.
(3)Includes life insurance premiums, transportation and club memberships of $552, $2,166, and $17,875 paid during 2020 and $293, $25,717, and $16,000 paid during 2019, respectively.
(4)Includes life insurance premiums and transportation of $552 and $15,000 paid during 2020 and $23 and $0 paid during 2019, respectively.
(5)Includes consulting fees of $47,625 paid during 2019, prior to becoming employed by the Company.

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CHIEF EXECUTIVE OFFICER PAY RATIO

The Company believes executive pay should be aligned with our employees to create stockholder value. Annually, the CNG Committee reviews the amounts paid to our CEO as compared to amounts paid to all employees. Set forth below is the annual total compensation of our median employee, the annual total compensation of our CEO, Mr. Wolff, and the ratio of those two amounts:
•The 2020 annual total compensation of the median employee of the Company (other than our CEO) was $95,000;
•The 2020 annual total compensation of Mr. Wolff was $2,116,002; and
•For 2020, the ratio of the annual total compensation of Mr. Wolff to the median annual total compensation of all our employees was 22:1.
Our CEO-to-median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K promulgated by the SEC. The rules for determining the pay ratio based on the median employee's annual total compensation allow companies to utilize different methodologies that reflect their employment and compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio. To determine the median employee, we
•examined actual 2020 earnings from payroll records;
•annualized the regular pay to equal a twelve-month period for employees who joined the Company during 2020;
•excluded employees who separated in 2020 such that only active employees at December 31, 2020 were considered; and
•excluded the CEO and employees with no 2020 regular earnings.
The results were sorted from lowest total compensation to highest total compensation to determine the median employee. The Company calculated the 2020 annual total compensation for both our median employee and our CEO using the same methodology that the Company used to calculate the CEO's annual total compensation for the "Summary Compensation Table" in this proxy statement and as further described below as applicable:
•We annualized regular pay to equal a twelve-month period; and
•We annualized all other compensation to equal a twelve-month period.
The CEO's total compensation is divided by the total compensation of the median employee to determine the CEO pay ratio.

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2020 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of incentive plan-based awards to the Named Executive Officers for 2020.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Stock Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	Awards (2)
Wolff	3/2/2020		$375,000	$750,000	$1,125,000	—	—	—	—	$—
	3/2/2020	(3)	$—	$—	$—	12,231	24,462	36,693	24,462	$386,989
	3/2/2020	(4)	$—	$—	$—	—	—	—	24,462	$375,002
Hopkins	3/2/2020		$159,375	$318,750	$478,125	—	—	—	—	$—
	3/2/2020	(3)	$—	$—	$—	6,931	13,862	20,793	13,862	$219,296
	3/2/2020	(4)	$—	$—	$—	—	—	—	13,862	$212,504
Dotan	3/2/2020		$98,750	$197,500	$296,250	—	—	—	—	$—
	3/2/2020	(3)	$—	$—	$—	3,221	6,442	9,663	6,442	$101,912
	3/2/2020	(4)	$—	$—	$—	—	—	—	6,442	$98,756
Dyck	3/2/2020		$90,000	$180,000	$270,000	—	—	—	—	$—
	3/2/2020	(3)	$—	$—	$—	2,936	5,871	8,807	5,871	$92,879
	3/2/2020	(4)	$—	$—	$—	—	—	—	5,871	$90,002
Sullivan	3/2/2020		$150,000	$300,000	$450,000	—	—	—	—	$—
	3/2/2020	(4)	$—	$—	$—	—	—	—	13,047	$200,011
(1) Represents the threshold, target and maximum amounts payable pursuant to each respective Named Executive Officer’s non-equity incentive award opportunity for 2020 under the Company’s Executive Incentive Plan.
(2) Represents the grant date fair values of the awards under ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 17 of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021. For PSUs, the grant date fair value is calculated assuming achievement of the most probable outcome of the performance conditions.
(3) Represents PSUs that will vest over a three-year period subject to satisfaction of performance criteria based on the Company’s diluted core earnings per share, core return on average assets and the Company's total stock return compared to the KBW regional bank index. Refer to the discussion within the Compensation Discussion and Analysis for further detail.
(4) Represents RSUs scheduled to vest in one-fourth annual increments beginning March 2, 2021.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

The following table provides information regarding unvested RSAs, unvested RSUs and unvested PSUs held by the Named Executive Officers as of December 31, 2020. For the PSUs, the number of shares reported in the table below assumes achievement of the target level performance conditions for each Named Executive Officer.

				Stock Awards
Name	Grant Date		Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Wolff	3/2/2020	(5)	—	$—	24,462	$359,836
	3/2/2020		24,462	$359,836	—	$—
	3/19/2019		101,695	$1,495,933	—	$—
	4/29/2019		11,519	$169,444	—	$—
	4/29/2019	(4)(5)	—	$—	84,947	$1,249,570
Hopkins	3/2/2020		13,862	$203,910	—	$—
	3/2/2020	(5)	—	$—	13,862	$203,910
	12/9/2019		10,308	$151,631	—	$—
Dotan	3/2/2020	(5)	—	$—	6,442	$94,762
	3/2/2020		6,442	$94,762	—	$—
	6/12/2019		3,598	$52,927	—	$—
	6/12/2019	(5)	—	$—	4,946	$72,756
Dyck	3/2/2020	(5)	5,871	$86,362	—	$—
	3/2/2020		—	$—	5,871	$86,362
	9/10/2019		2,188	$32,185	—	$—
	9/10/2019	(5)	—	$—	3,009	$44,262
Sullivan	3/2/2020		13,047	$191,921	—	$—
	6/12/2019		14,389	$211,662	—	$—
(1) Information about RSA and RSU awards outstanding at December 31, 2020 is set forth in the table below:

Name	Grant Date	Shares Granted	Vesting Portion	Vesting Period	Vesting Begins/Occurs
Wolff	3/2/2020	24,462	Substantially equal installments	4 Years	March 2, 2021
	3/19/2019	101,695	Substantially equal installments	4 Years	March 18, 2020
	4/29/2019	11,519	Substantially equal installments	3 Years	April 29, 2020
Hopkins	3/2/2020	13,862	Substantially equal installments	3 Years	March 2, 2021
	12/9/2019	10,308	Substantially equal installments	3 Years	December 2, 2020
Dotan	3/2/2020	6,442	Substantially equal installments	4 Years	March 2, 2021
	6/12/2019	3,598	Substantially equal installments	3 Years	June 12, 2020
Dyck	3/2/2020	5,871	Substantially equal installments	4 Years	March 2, 2021
	9/10/2019	2,188	Substantially equal installments	3 Years	September 10, 2020
Sullivan	3/2/2020	13,047	Substantially equal installments	4 Years	March 2, 2021
	6/12/2019	14,389	Substantially equal installments	2 Years	June 12, 2020
(2) Market value is based on the December 31, 2020 closing price of our voting common stock on the NYSE of $14.71.
(3) Represents the number of shares issuable, assuming achievement of the target level performance conditions associated with each PSU.
(4) Includes inducement award of 69,109 PSUs pursuant to Mr. Wolff’s employment agreement, which will be earned and set aside when the Company achieves a specified level of return on average assets any time during a performance period of January 1, 2019 through December 31, 2021. The performance level of the inducement PSUs was achieved based on the Company's performance in the fourth quarter of 2020 and the shares were released during February 2021. The performance level of the remaining PSUs has not been achieved. Refer to the discussion within the Compensation Discussion and Analysis for further detail.
(5) Represents PSUs that will vest over a three-year period to the extent gating and performance criteria are met.

Page | 55	Annual Proxy Statement | 2021

STOCK OPTION EXERCISES AND STOCK VESTED

During the year ended December 31, 2020, there were no stock options exercised by Named Executive Officers. The following table provides information regarding RSAs, RSUs and PSUs held by the Named Executive Officers that vested during the year ended December 31, 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Wolff	39,658	$413,954
Hopkins	5,153	$75,646
Dotan	1,798	$18,879
Dyck	1,093	$12,220
Sullivan	14,388	$151,074
(1) Amounts do not take into account any shares withheld by the Company to satisfy employee income taxes.
(2) Represents the value realized upon vesting of the RSAs, RSUs and PSUs during 2020 for each Named Executive Officer, based on the market value of the shares on the vesting date.

Annual Proxy Statement | 2020	Page | 56

EMPLOYMENT AGREEMENTS

Our Chief Executive Officer, Mr. Wolff, and our Chief Financial Officer, Ms. Hopkins, have employment agreements with us. Each of our other Named Executive Officers are “at will” employees, with base salary and potential annual incentive opportunities negotiated at the time of hire pursuant to offer letters or otherwise approved by the CNG Committee or as part of our compensation policies.
For information regarding potential payments to the Named Executive Officers upon termination of employment or a change in control, see Potential Payments Upon Termination of Employment or Change in Control below.
Employment Agreement with Mr. Wolff. On March 4, 2019, we entered into an employment agreement with Mr. Wolff, pursuant to which Mr. Wolff serves as President and Chief Executive Officer of the Company and the Bank. The material terms of Mr. Wolff’s employment agreement are described in the table below:

Wolff Employment Agreement
Name	Annual Base Salary	Term of Agreement			Bonus	Inducement Awards
		Effective Date	End Date	Renewal Option	Annual Bonus and Initial Target
Wolff	$750,000 through February 29, 2020; After February 29, 2020, salary will be determined by the CNG Committee.	3/18/2019	2/28/2022	Automatic renewal for one-year period beginning March 1, 2022 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond February 28, 2024 except by written agreement of the parties.
Eligible for annual bonus, targeted at 100% of base salary. The actual bonus may be between 0% and 150% of target bonus, but shall not be less than $562,500 for 2019.

The agreement provides that notwithstanding the target bonus metrics determined by the CNG Committee, the actual bonus will be 150% of the target bonus if the Company’s actual net income exceeds 115% of the Company’s budgeted net income and the Bank is operated in a manner consistent with its risk profile, as approved by the Board. Mr. Wolff has agreed that this provision is superseded by the terms of the Company’s short-term incentive plan for a given year, so long as short-term incentive targets and awards are set for that year.

$2 million of RSAs that will vest ratably over a four-year period beginning on the first anniversary of the effective date, subject to continued employment.

$1 million of PSUs, which have vested in full.

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EMPLOYMENT AGREEMENTS

Employment Agreement with Ms. Hopkins. On November 13, 2019, we entered into an employment agreement with Ms. Hopkins, pursuant to which Ms. Hopkins serves as Executive Vice President and Chief Financial Officer of the Company and the Bank. The material terms of Ms. Hopkins’ employment agreement are described in the table below:

Hopkins Employment Agreement
Name	Annual Base Salary	Term of Agreement			Bonus	Inducement Awards
		Effective Date	End Date	Renewal Option	Annual Bonus and Sign-On Bonus
Hopkins	$425,000 through February 28, 2021; After February 28, 2021, salary will be determined by the CNG Committee.	12/9/2019	12/31/2022	Automatic renewal for one- year period beginning December 31, 2022 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond December 31, 2026.
Eligible for annual bonus, targeted at 75% of base salary. The actual bonus may be higher or lower, depending on achievement of short-term incentive goals.

Cash sign-on bonus of up to $155,000, subject to continuous employment for 30 consecutive calendar days after Effective Date.

$250,000 of RSUs that will vest ratably over a three- year period beginning on the first anniversary of the Effective Date, subject to continued employment.

Upon 2020 budget approval, $212,500 of RSUs that will vest ratably over a three-year period and $212,500 of PSUs with a three-year cliff vesting.

Annual Proxy Statement | 2021	Page | 58

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Summary of Benefits and Payments Upon Termination of Employment or Change of Control

As discussed above, we have employment agreements with Mr. Wolff and Ms. Hopkins but do not have employment agreements with our other Named Executive Officers (Mr. Dotan, Mr. Dyck and Ms. Sullivan). The employment agreements with Mr. Wolff and Ms. Hopkins provide for severance payments and other benefits following certain termination and/or change in control events. Payment of any such benefits is contingent upon a variety of factors, including the circumstances under which employment is terminated and approval of certain payments by the CNG Committee.
Each of Mr. Dotan, Mr. Dyck and Ms. Sullivan participates in the Severance Plan. The Severance Plan provides that if, within 12 months following a change in control, the executive’s employment is terminated by us, other than for cause, or by the executive for good reason (as such terms are defined in the Severance Plan), the executive will receive a cash severance payment and continuation of health benefits as indicated in the chart below.
Under the terms of respective equity award agreements with our Named Executive Officers, the executives are entitled to accelerated vesting of equity awards after termination of employment following a change in control, with PSUs vesting based on the greater of target performance or actual performance (if measurable), and subject to a pro-rata calculation, as applicable.
The following chart summarizes the payments and other benefits that each of our Named Executive Officers could have received in connection with certain employment termination scenarios based on the applicable employment agreements, Severance Plan and/or award agreements.

Summary of Benefits and Payments Upon Involuntary Termination of Employment without Cause or Voluntary Termination of Employment for Good Reason (1)
Acceleration of
	Severance Payments		Equity Awards
Name and Triggering Event	Base Salary Multiple	Bonus Multiple	RSA or RSU	PSU	Health Benefits	Non - Solicitation Restrictions
Wolff
Termination	X 1	X 0.5	(2)	(2)	12 months	24 months
Termination - Change in Control	X 3	X 3			18 months	24 months
Hopkins
Termination	X 1	X 0.5	(2)	(2)	—	24 months
Termination - Change in Control	X 2	X 2			18 months	24 months
Dotan
Termination	—	—	—	—	—	—
Termination - Change in Control	X 1.5	X 1.5			18 months	—
Dyck
Termination	—	—	—	—	—	—
Termination - Change in Control	X 1.5	X 1.5			18 months	—
Sullivan
Termination	—	—	—	—	—	—
Termination - Change in Control	X 1.5	X 1.5			18 months	—
(1) Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change in control.
(2) Per the terms of Mr. Wolff’s and Ms. Hopkins’ employment agreements, acceleration of vesting under this scenario is limited to their inducement equity awards.

Page | 59	Annual Proxy Statement | 2021

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Payments Upon Termination of Employment or Change of Control as of December 31, 2020

The following table shows the approximate value of the payments and benefits each of our Named Executive Officers would have been entitled to receive had their employment been terminated or had a change in control occurred on December 31, 2020. The table excludes: (i) amounts accrued through December 31, 2020 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts; (ii) vested account balances under the Company’s 401(k) plan; and (iii) already vested equity awards. The table also excludes the effect of any cutback required under the executive’s employment agreement, if any, to avoid having any portion of the executive’s payments or benefits being non-deductible by the Company under Section 280G of the Internal Revenue Code and the imposition of an excise tax on the executive under Section 4999 of the Internal Revenue Code. Accordingly, the amounts presented in the table have not been reduced by an amount necessary to avoid the payment of such excise taxes and, therefore, the actual payout amounts may be lower than the amounts presented in the table. In addition, the amounts in the table below assume that, for performance awards held by each Named Executive Officer: (i) PSUs vest based on target payouts after termination of employment relating to a change in control, and (ii) PSUs vest in full based on target payouts after termination of employment due to death or disability. The amounts shown are merely estimates of the amounts that would be paid upon termination, each in accordance with the respective employment agreements or other compensation arrangements for each Named Executive Officer (or the awards that would vest based on the equity agreements). The actual amounts to be paid (or the value of the awards that will vest) can only be determined at the time of termination of employment.

Annual Proxy Statement | 2021	Page | 60

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

	Severance Payments				Acceleration of
Name / Triggering Event	Base Salary Multiple		Bonus Equivalent		RSAs and RSUs (1)	PSUs (2)	Health Benefits		TOTAL
Wolff
Termination for cause/voluntary termination without good reason	$—		$—		—	—	—		—
Involuntary termination without cause/voluntary termination with good reason	$750,000	(3)	$375,000	(3)	$1,495,933	$1,016,593	$34,291		$3,671,817
After change in control, involuntary termination without cause/voluntary termination with good reason	$2,250,000	(3)	$2,250,000	(3)	$2,025,214	$1,609,406	$51,437		$8,186,057
Change in control, but no termination of employment occurs	$—		$—		—	—	—		—
Death or Disability	$—		$—		$2,025,214	$1,609,406	$250,000	(5)	$3,884,620
Hopkins
Termination for cause/voluntary termination without good reason	$—		$—		—	—	$—		—
Involuntary termination without cause/voluntary termination with good reason	$425,000	(4)	$159,375	(4)	$151,631	$—	$—		$736,006
After change in control, involuntary termination without cause/voluntary termination with good reason	$850,000	(4)	$637,500	(4)	$355,541	$203,910	$51,437		$2,098,388
Change in control, but no termination of employment occurs	$—		$—		—	—	$—		—
Death or Disability	$—				$355,541	$203,910	$250,000	(5)	$809,451
Dotan
Termination for cause/voluntary termination without good reason	$—		$—		—	—	$—		$—
Involuntary termination without cause/voluntary termination with good reason	$—		$—		$—	$—	$—		$—
After change in control, involuntary termination without cause/voluntary termination with good reason	$592,500		$296,250		$147,688	$167,517	$51,437	(5)	$1,255,392
Change in control, but no termination of employment occurs	$—		$—		—	—	$—		$—
Death or Disability	$—		$—		$147,688	$167,517	$250,000	(6)	$565,205
Dyck
Termination for cause/voluntary termination without good reason	$—		$—		—	—	$—		$—
Involuntary termination without cause/voluntary termination with good reason	$—		$—		$—	$—	$—		$—
After change in control, involuntary termination without cause/voluntary termination with good reason	$540,000		$270,000		$118,548	$130,625	$—	(5)	$1,059,173
Change in control, but no termination of employment occurs	$—		$—		—	—	$—		$—
Death or Disability	$—		$—		$118,548	$130,625	$250,000	(6)	$499,173
Sullivan
Termination for cause/voluntary termination without good reason	$—		$—		—	—	$—		$—
Involuntary termination without cause/voluntary termination with good reason	$—		$—		$—	$—	$—		$—
After change in control, involuntary termination without cause/voluntary termination with good reason	$600,000		$450,000		$403,584	$—	$41,882	(5)	$1,495,466
Change in control, but no termination of employment occurs	$—		$—		—	—	$—		$—
Death or Disability	$—		$—		$403,584	$—	$250,000	(6)	$653,584
(1)For RSAs and RSUs, the amount shown represents the fair market value of the acceleration of vesting of the unvested awards based on the closing price per share of the Company’s voting common stock on December 31, 2020 of $14.71. For information about the unvested awards, see Outstanding Equity Awards at December 31, 2020.
(2)For PSUs, the acceleration of unvested shares assumes PSUs vest pro-rata based on target payouts after termination of employment relating to a change in control. For information about the unvested awards, see Outstanding Equity Awards at December 31, 2020.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

(3)Represents the amount that would be paid to Mr. Wolff in cash pursuant to his employment agreement following the termination of his employment in a lump sum on the first payroll date after 60 calendar days have passed from the termination event.
(4)Represents the amount that would be paid to Ms. Hopkins in cash pursuant to her employment agreement following the termination of her employment in a lump sum on the first payroll period after 60 calendar days have passed from the termination event.
(5)Represents the COBRA premium amount. In the case of Mr. Dyck, he was not a health plan participant as of December 31, 2020, therefore no amount would be paid under the Severance Plan.
(6)Death benefit paid by the carrier.

Annual Proxy Statement | 2021	Page | 62

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.
The Audit Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for audit committee members under the NYSE Listed Company Manual. The Audit Committee’s responsibilities are defined in a written charter adopted by the Board of Directors.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon, and annually attesting to management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The members of the Audit Committee are responsible for monitoring and overseeing these processes.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020, with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2020. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP their independence. Based upon the review and discussions described in this report, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
AUDIT COMMITTEE
Richard J. Lashley, Chair
James A. “Conan” Barker
Mary A. Curran
Robert D. Sznewajs

Page | 63	Annual Proxy Statement | 2021

PROPOSAL II

Proposal II	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. In 2019, following a comprehensive request for proposal process, the Audit Committee appointed a new independent registered public accounting firm, Ernst & Young LLP. For additional information regarding that change in independent registered public accounting firms, see Appendix A.
General

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, subject to ratification by the Company’s stockholders at the Annual Meeting. Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2020 and 2019. Representatives of Ernst & Young LLP have been invited to be present at the Annual Meeting, and it is expected that they will attend virtually. If present, the representatives from Ernst & Young LLP will have an opportunity to make a statement if they so choose, and will be available to respond to appropriate questions from stockholders.
If the stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, the Audit Committee will reconsider whether to engage Ernst & Young LLP, but may ultimately determine to continue the engagement of Ernst & Young LLP or engage another audit firm without resubmitting the matter to stockholders.
Even if the selection of Ernst & Young LLP is ratified by the stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year, although it has no current intention to do so.

The Board of Directors recommends that stockholders vote “FOR” Proposal II to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Annual Proxy Statement | 2021	Page | 64

PROPOSAL II

Fees Paid to Independent Registered Public Accounting Firms During the Years Ended December 31, 2020 and 2019

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent registered public accounting firm for all audit and permissible non-audit services to be provided by the independent registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent registered public accounting firm to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies. During the years ended December 31, 2020 and 2019, the Audit Committee pre-approved all the services provided by the Company’s independent registered public firm, which was KPMG LLP prior to March 1, 2019 and Ernst & Young LLP from and after that date. The Audit Committee considered the provisions of these services by Ernst & Young LLP and KPMG LLP and determined that the services rendered by Ernst & Young LLP and KPMG LLP were compatible with maintaining Ernst & Young LLP’s and KPMG LLP’s independence while serving as the Company’s independent registered public accounting firm.
For the years ended December 31, 2020 and 2019, Ernst & Young LLP provided services to the Company, as follows:

	Year Ended December 31,
	2020	2019
Audit Fees (1)	$1,922,584	$1,651,372
Audit Related Fees (2)	$287,815	$310,973
All Other Fees (3)	$75,981	$291,827
TOTAL	$2,286,380	$2,254,172
(1) For the audit of the Company’s consolidated annual financial statements and internal control over financial reporting and for the reviews of the Company’s consolidated interim financial statements. Also includes certain reports related to compliance audits.
(2) For services relating to the Company's 2020 debt offering and 2019 services relating to the Company’s tax partnership investment and accounting advisory services.
(3) For permissible 2020 tax compliance and 2019 advisory type services including BSA and anti-money laundering compliance services.

For the years ended December 31, 2020 and 2019, KPMG LLP provided services to the Company, as follows:

	Year Ended December 31,
	2020	2019
Other Fees (1)	$320,903	$536,391
Tax Fees (2)	$80,888	$244,298
TOTAL	$401,791	$780,689
(1) For 2020 and 2019, for the issuance of consents in connection with the Company's SEC filings, including a registration statement for issuance of subordinated debt, and for the reimbursement of external legal fees incurred by KPMG LLP.
(2)  For permissible services related to income tax return preparation and compliance.

Page | 65	Annual Proxy Statement | 2021

PROPOSAL III

Proposal III	Approval, ON AN ADVISORY and NON-binding BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and the SEC’s implementing rules, we are including in this proxy statement and will present at the Annual Meeting an advisory (non-binding) proposal on executive compensation, commonly known as a “Say-on-Pay” proposal. This proposal gives stockholders the opportunity to endorse or not endorse the compensation paid to our Named Executive Officers during the year ended December 31, 2020, as disclosed in this proxy statement.
The Dodd-Frank Act and the SEC's implementing rules require that we include a Say-on-Pay vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future Say-on-Pay votes (commonly referred to as a “Say-on-Frequency" vote), with stockholders having the choice of every year, every two years or every three years. We last held a Say-on-Frequency vote at our 2019 annual meeting of stockholders, and the most votes were received for a frequency of every year. Our Board of Directors determined, in light of those results, that we will include a Say-on-Pay vote in our annual meeting proxy materials every year until the next required Say-on-Frequency vote is held (in 2025).
The Say-on-Pay proposal at our 2020 annual meeting of stockholders gave stockholders an opportunity to vote on an advisory, non-binding basis with respect to compensation paid to our named executive officers for the year ended December 31, 2019. Approximately 84% of the votes cast voted in favor of the Say-on-Pay proposal at our 2020 annual meeting.
Advisory (Non-Binding) Vote to Approve Executive Compensation

For the Annual Meeting, the advisory non-binding Say-on-Pay vote will be presented as a resolution in substantially the following form:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
We believe that our executive compensation is strongly aligned with the long-term interests of our stockholders and is focused on long term strategies to build stockholder value.
Since your vote is advisory, it will not be binding on our Board. However, the CNG Committee and the Board values your opinion and may take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve this proposal on an advisory, non-binding basis.

The Board of Directors recommends that stockholders vote FOR Proposal III.

Annual Proxy Statement | 2020	Page | 66

TRANSACTIONS WITH RELATED PERSONS

General

The Company and the Bank may engage in transactions with the Company’s directors and executive officers, beneficial owners of more than five percent of the outstanding shares of the Company’s voting common stock and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, those transactions that constitute transactions with related persons under Item 404 of the SEC’s Regulation S-K are subject to the review, oversight and approval by a Board committee comprised solely of independent directors pursuant to the Company’s and the Bank’s Related Party Transaction Policy. The Related Party Transactions Policy restricts transactions with related parties in an effort to ensure such transactions meet rigorous standards, and are in, or do not conflict with, the best interests of the Company or the Bank. Additionally, the Company and the Bank have an Outside Business Activity Policy, which tightens controls on outside business activities of officers and employees and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest. These two policies are further described below:

Related Party Transaction Policy
All related party transactions, as defined under the policy and other than certain pre-approved, routine transactions, must either be approved in advance or ratified by the following:
•the CNG Committee; or
•a sub-committee of the CNG Committee, none of the members of which have had any related party transaction (other than certain pre-approved related party transactions as defined under the policy, which include indemnification payments), during the current year or the two calendar years prior to their appointment to the sub-committee.
–The subcommittee must approve the transaction if any members of the CNG Committee have had any related party transactions (other than pre-approved related party transactions as defined under the policy), during the current year or either of the two preceding years.
–The decisions of the sub-committee are subject to review and approval by the CNG Committee, which coordinates its oversight of related party transactions with the Audit Committee through regular reports to the Audit Committee, including sessions with the Company’s independent auditors.

Related party transactions are broadly construed under the policy:
•to include any transaction in which a related party or a family member of a related party has a direct or indirect material interest, which is defined to include any interest having a value in excess of $100,000.

Related party transactions must meet more rigorous standards:
•The policy provides that in reviewing related party transactions, the CNG Committee (or sub-committee) should consider the following factors:
–Are the terms of the related party transaction arm’s length and no more favorable to the related party or the related party’s family member than terms generally available to an unaffiliated third party?
–What is the financial risk to the Company of the related party transaction?
–What is the reputational risk to the Company from public disclosure of the related party transaction?
–Would participation in the related party transaction materially impair the ability of the related party to faithfully discharge his or her duties to the Company?
–Is the related party transaction in (or not inconsistent with) the best interests of the Company and its stockholders?

Page | 67	Annual Proxy Statement | 2021

TRANSACTIONS WITH RELATED PERSONS

•The policy further provides that in reviewing proposed loans to related parties, their family members and any entity in which the related party or their family members have a material interest, the CNG Committee (or sub-committee) should consider the following criteria:
–Will the loan be made in the ordinary course of the Bank’s business?
–Does the loan involve a material risk of collectability or other unfavorable features?
–Loans to directors and certain officers must comply with Regulation O of the Board of Governors of the Federal Reserve System.
–The loan must not violate the Sarbanes-Oxley Act of 2002 or any other applicable laws.
Outside Business Activity Policy. The Board recognizes that outside business activities may create conflicts of interest and may interfere with an individual’s responsibilities to the Company. The Outside Business Activity Policy is intended to control the participation of employees in outside activities in order to mitigate such risks. As in the past, the Company continues to encourage active participation on the part of directors, officers and employees in service clubs and organizations fostering the betterment of the community, and the active use of various social memberships in maintaining a proper image of the Company’s organization within the community. Under the policy:
•All officers and employees of the Company and its subsidiaries may not engage in outside business activities, as defined in the policy, without prior written permission;
•Non-employee directors shall refrain from engaging in outside business activities which create an actual or apparent conflict of interest between the director and the Company unless they receive a written waiver; and
•The policy is administered by the CNG Committee.
Other Transactions with Related Persons

General
Certain of our executive officers and directors, and their related interests, are customers of, or have had transactions with, the Bank in the ordinary course of business, including deposits, loans and other financial services-related transactions. From time to time, the Bank may make loans to executive officers and directors, and their related interests, in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2020, no such related party loans were categorized as nonaccrual, past due, restructured or potential problem loans.
Indemnification for Costs of Counsel in Connection with Certain Legal Proceedings
As previously disclosed, the Company’s Board of Directors has authorized and directed the Company to provide indemnification, advancement and/or reimbursement for the costs of separate, independent counsel retained by certain directors, in their individual capacity, in connection with certain legal proceedings. During the year ended December 31, 2020, costs paid by the Company included $511 thousand incurred by Company director Jonah F. Schnel; $511 thousand incurred by Company director Robert D. Sznewajs; and $497 thousand incurred by Company director Richard Lashley.

Annual Proxy Statement | 2021	Page | 68

INFORMATION ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Notice and Access (Electronic Proxy)

Under what are commonly referred to as the “e-proxy” or “Notice and Access” rules of the SEC, companies may send stockholders a one-page notice that proxy materials are available online instead of mailing a full printed package containing a proxy card, annual report and proxy statement.
The Company is using Notice and Access for the Annual Meeting. As a result, beginning on or about March 31, 2021, the Company sent to most of its stockholders a Notice of Internet Availability of its Proxy Materials (the Notice). If you receive the Notice, you have the option of (i) accessing the proxy materials, including instructions on how to vote online, or (ii) requesting that those materials be sent to you in paper form or by e-mail. The Company may still choose to mail hard copies of proxy materials to all or some stockholders that have not elected to have the Company send hard copies to them.
Copies of Materials

SEC rules allow a single copy of the proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who the Company reasonably believes are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.
The Company may household its proxy card, notices (including the Notice), Annual Report and proxy statement to stockholders of record that share an address. This means that stockholders of record sharing an address may not each receive a separate copy of these materials. The Company also understands that certain brokerage firms, banks, or other similar entities holding the Company’s voting common stock for their customers may household proxy materials. Stockholders sharing an address whose shares of voting common stock are held by such an entity should contact such entity if they now receive: (a) multiple copies of the Company’s proxy materials and wish to receive only one copy of these materials per household in the future; or (b) a single copy of the Company’s proxy materials and wish to receive separate copies of these materials in the future. Additional copies of proxy materials are available upon request by contacting the Company at:
Banc of California, Inc.
ATTN: Corporate Secretary
3 MacArthur Place
Santa Ana, California, 92707
(855) 361-2262
IR@bancofcal.com
Who Can Vote

The record date for the Meeting is March 15, 2021. Only holders of record of the Company’s voting common stock as of the close of business on that date are entitled to notice of and to vote at the Meeting. Each stockholder is entitled to one vote for each share of voting common stock held as of the record date; provided, however, that under Section F of Article 6 of the Company’s charter, no stockholder who beneficially owns more than 10 percent of the shares of voting common stock outstanding as of that date may vote shares held in excess of that amount. At the close of business on the Record Date, there were 50,167,254 outstanding shares of voting common stock.
Voting Shares Held in "Street Name" by a Broker

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to any “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, your shares will be treated as “broker non-votes”. Whether or not an item is discretionary is determined by the exchange rules governing your broker.
Proposal II, the ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, is expected to be a discretionary item. The remaining proposals are expected to be non-discretionary items. See Information about the 2021 Annual Meeting of Stockholders—How Shares are Treated when no Voting Instructions are Provided.

Page | 69	Annual Proxy Statement | 2021

INFORMATION ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Number of Shares Required to be Present to Hold the Meeting

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of at least one-third of the shares of voting common stock outstanding on the Record Date or 16,722,418 shares - will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting.
If a quorum is not present at the scheduled time of the Meeting, the chair of the Meeting or the holders of a majority of the shares of voting common stock entitled to vote who are present, in person or by proxy, may adjourn the Meeting to another date, place or time. The time and place of the adjourned Meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the Meeting.
How to Vote Your Shares

1.You can vote your proxy by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions.
2.You can vote your proxy by telephone. If you are a registered stockholder, that is, if your shares are held in your own name, you can vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.
3.You can vote your proxy via the internet. If you are a registered stockholder, you can vote via the internet by following the instructions included on the proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote via the internet.
4.You can vote online during the Meeting. If you are a registered stockholder, you can vote online during the Meeting. If your shares are held through a bank, broker or other nominee and you wish to vote your shares online during the Meeting, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on the Record Date for the Meeting, and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the Meeting even if you plan to attend the Meeting.
Revoking Your Proxy

If you are a registered stockholder, you can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:
•submitting another proxy with a later date;
•giving written notice of the revocation of your proxy to the Company’s Corporate Secretary prior to the Meeting; or
•voting during the Meeting. Your proxy will not be automatically revoked by your attendance at the Meeting; you must actually vote during the Meeting to revoke a prior proxy.
If your shares are held in street name, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Meeting.
Board of Directors Voting Recommendations

The voting recommendations from the Board of Directors are as follows:

No.	Proposal	Board Vote Recommendation:
I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.	FOR each director nominee
II.	Ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	FOR
III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers as disclosed in this proxy statement (Say-on-Pay).	FOR

Annual Proxy Statement | 2021	Page | 70

INFORMATION ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

How Shares are Treated when no Voting Instructions are Provided

Registered Stockholders. If you are a registered stockholder and you submit a proxy but do not indicate any voting instructions, your shares will be voted according to the Board of Directors’ recommendations as reflected in the chart above under Information About the 2021 Annual Meeting of Stockholders—Board of Directors Voting Recommendations.
Holders of Shares in “Street” Name. If you hold your shares in “street” name through a broker and do not provide your broker with voting instructions, it is expected that your broker will be able to vote your shares on Proposal II, the ratification of the selection of the independent registered public accounting firm, but will be unable to vote your shares on any of the other proposals. See Information about the 2021 Annual Meeting of Stockholders—Voting Shares Held in “Street Name” by a Broker.

Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each of the other proposals is as follows:

No.	Proposal	Vote Required	Abstentions	Broker non-votes
I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.	For each director, the number of votes cast for the director’s election must exceed the number of votes cast against the director’s election.	For Proposals I, II and III, do abstentions count as votes cast? No.	For Proposals I, II and III, do broker non-votes count as votes cast? No.
II.	Ratification of the selection of Ernst and Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	Affirmative vote of a majority of the votes cast.	What is the effect? An abstention will have no effect on a director’s election and no effect on Proposal II or Proposal III.	What is the effect? A broker non-vote will have no effect on a director’s election and no effect on Proposal II or Proposal III.
III.	Approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement (Say-on-Pay).	Affirmative vote of a majority of the votes cast.	What is the effect? An abstention will have no effect on a director’s election and no effect on Proposal II or Proposal III.	What is the effect? A broker non-vote will have no effect on a director’s election and no effect on Proposal II or Proposal III.
As indicated under Information About the 2021 Annual Meeting of Stockholders - Number of Shares Required to be Present to Hold the Meeting, for quorum purposes, proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting.
Actions Required if any Director Nominee Does Not Receive Required Majority Vote

If a nominee for director who is an incumbent director (which includes each nominee named in this proxy statement) is not elected by a majority of the votes cast at the Meeting, then the Company’s bylaws provide that the following sequence of events shall occur:
•the director shall promptly tender his or her resignation to the Board of Directors;
•the CNG Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken; and
•the Board of Directors shall act on the tendered resignation, taking into account the CNG Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results.

Page | 71	Annual Proxy Statement | 2021

INFORMATION ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

The CNG Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation may not participate in the recommendation of the CNG Committee or the decision of the Board of Directors with respect to his or her resignation.
If an incumbent director’s resignation is not accepted by the Board of Directors and/or the director is re-appointed by the Board, the director will continue to serve until his or her successor is duly elected or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or eliminate the vacancy by reducing the size of the Board.
Inspector of Election

The Board of Directors has appointed Broadridge Financial Solutions to act as Inspector of Election at the Annual Meeting to tabulate the votes cast.
Proxy Solicitation Costs

We will pay the costs of soliciting proxies, and we will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s voting common stock. In addition, our directors, officers or employees may solicit proxies for us in person or by telephone, facsimile, internet or other electronic means for which they will not receive any compensation other than their regular compensation as directors, officers and employees.
Attending the Meeting

Stockholders as of the close of business on the Record Date may attend the Annual Meeting online, vote shares electronically and submit questions during the Meeting, by following the instructions on the Meeting website, www.virtualshareholdermeeting.com/banc2021. You will need to have your 16‐Digit Control Number included on your notice of internet availability or your proxy card (if you received a printed copy of the proxy materials) to join the Meeting. Online access to the Meeting, which will be an audio-only webcast, will begin at 7:45 a.m. Pacific Daylight Time on May 13, 2021.
If your shares are held in street name and you desire to vote online during the Virtual Annual Meeting, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Meeting.
Should you need support on the day of the Annual Meeting, please call TFN: 844-986-0822 (US) or 303-562-9302 (international).
Director Nominees Unable to Stand for Election

If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute director nominee. If a substitute director nominee is selected, the persons named in the proxy will vote your shares for the substitute director nominee unless you have withheld authority to vote for the director nominee replaced.

Annual Proxy Statement | 2021	Page | 72

ADDITIONAL INFORMATION

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their best judgment.
Stockholder Proposals for the Annual Meeting of Stockholders to be Held in 2022

If you intend to present a stockholder proposal at next year’s annual meeting of stockholders, your proposal must be received by the Company at its executive offices, located at 3 MacArthur Place, Santa Ana, California 92707, no later than December 1, 2021 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that Meeting, provided that if the date for next year’s annual meeting is changed by more than 30 days from the anniversary date of the Annual Meeting, then such proposal must be received by the Company at its executive offices at a reasonable time before the Company begins to print and send its proxy materials for next year’s annual meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s charter and bylaws and Maryland law.
The Company’s bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in the Company’s proxy materials. For a stockholder proposal to be considered for presentation at next year’s annual meeting, written notice of the proposal containing the information set forth in Section 1.09 of the Company’s bylaws must be received by the Company no later than February 12, 2022 and no earlier than January 13, 2022. If, however, the date of the next annual meeting of stockholders is before April 13, 2022 or after July 12, 2022, notice of the stockholder proposal must be delivered no earlier than the 120th day prior to the date of the next annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the day of the meeting or the 10th day following the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

Page | 73	Annual Proxy Statement | 2021

APPENDICES

Appendix A	ADDITIONAL INFORMATION REGARDING CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
As reported in the Company’s Current Report on Form 8-K filed on March 7, 2019, on March 1, 2019, the Audit Committee concluded a competitive review process of independent registered public accounting firms, and, as a result of this process and following careful deliberation, the Audit Committee approved the dismissal of KPMG LLP (KPMG) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 and made the decision to engage Ernst & Young LLP (Ernst & Young) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. Thereafter, KPMG continued to perform the Company’s compliance audit conducted in accordance with the U.S. Department of Housing and Urban Development Audit Guide for the year ended December 31, 2018, which has been completed and, accordingly, the audit-client relationship with KPMG has ended.
•During the Company's two fiscal years ended December 31, 2018 and 2017, and the subsequent interim period in 2019 and preceding KPMG’s dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements for 2018 and 2017.
•During the two fiscal years ended December 31, 2018 and 2017, and the subsequent interim period preceding KPMG’s dismissal, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
•The audit reports of KPMG on the Company's consolidated financial statements for each of the two fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
•During the Company's two fiscal years ended December 31, 2018 and 2017, and the subsequent interim period in 2019 and prior to the engagement of Ernst & Young, neither the Company, nor anyone on its behalf, consulted with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K and the related instructions, respectively).

Annual Proxy Statement | 2021	Page | 74

APPENDICES

Appendix B	NON-GAAP RECONCILIATION
Under Item 10(e) of SEC Regulation S-K, public companies disclosing financial measures in filings with the SEC that are not calculated in accordance with GAAP must also disclose, along with each non-GAAP financial measure, certain additional information, including a presentation of the most directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a statement of the reasons why the company’s management believes that presentation of the non-GAAP financial measure provides useful information to investors regarding the company’s financial condition and results of operations and, to the extent material, a statement of the additional purposes, if any, for which the company’s management uses the non-GAAP financial measure.
Adjusted pre-tax pre-provision (PTPP) income, adjusted PTPP income ROAA, adjusted net income and adjusted ROAA constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management, investors and analysts in the analysis of our performance.
Pre-tax pre-provision income is calculated by adding total revenue and subtracting noninterest expense. Management believes the presentation of these financial measures and adjusting for the impact of these items provides useful supplemental information that is essential to a proper understanding of our financial results and operating performance.
This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Adjusted pre-tax pre-provision income
Net interest income	$61,563	$55,855	$55,315	$51,861
Noninterest income	6,975	3,954	5,528	2,061
Total revenue	68,538	59,809	60,843	53,922
Noninterest expense	38,950	40,394	72,770	46,919
Pre-tax pre-provision income (loss)(1)	$29,588	$19,415	$(11,927)	$7,003

Total revenue	$68,538	$59,809	$60,843	$53,922
Total noninterest income adjustments	(36)	(296)	(2,036)	1,586
Adjusted total revenue	68,502	59,513	58,807	55,508

Noninterest expense	38,950	40,394	72,770	46,919
Total noninterest expense adjustments	5,071	258	(29,992)	(3,583)
Adjusted noninterest expense(1)	44,021	40,652	42,778	43,336
Adjusted pre-tax pre-provision income(1)	$24,481	$18,861	$16,029	$12,172

Average assets	$7,764,997	$7,687,105	$7,740,206	$7,562,942
Pre-tax pre-provision income (loss) ROAA	1.52%	1.00%	(0.62)%	0.37%
Adjusted pre-tax pre-provision income ROAA(1)	1.25%	0.98%	0.83%	0.65%
(1)Non-GAAP measure.

Page | 75	Annual Proxy Statement | 2020

APPENDICES

	Three Months Ended
	December 31, 2020	December 31, 2019
Adjusted Net Income
Net income	$21,703	$14,272
Total noninterest expense adjustments (1)	$(3,849)	$(744)
Total noninterest income adjustments (1)	$(27)	$(28)
Adjusted net income(2)	$17,827	$13,500

Average Assets	$7,764,997	$7,954,591
Return on Average Assets	1.11%	0.72%
Adjusted Return on Average Assets(2)	0.92%	0.68%
(1)Net of the effective tax rate for the respective reporting period.
(2)Non-GAAP measure.

Annual Proxy Statement | 2021	Page | 76

BANC OF CALIFORNIA

BANC OF CALIFORNIA, INC.
3 MACARTHUR PLACE
SANTA ANA, CA 92707

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Daylight Time on May 12, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BANC2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Daylight Time on May 12, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D38867-P51234

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANC OF CALIFORNIA, INC. (THE "COMPANY")

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors, each for a term of one year:

Nominees:	**For**	**Against**	**Abstain**
1a. James “Conan” Barker	☐	☐	☐
1b. Mary A. Curran	☐	☐	☐
1c. B.A. Fallon-Walsh	☐	☐	☐
1d. Bonnie G. Hill	☐	☐	☐
1e. Richard J. Lashley	☐	☐	☐
1f. Jonah F. Schnel	☐	☐	☐
1g. Robert D. Sznewajs	☐	☐	☐
1h. Andrew Thau	☐	☐	☐
1i. Jared M. Wolff	☐	☐	☐
1j. W. Kirk Wycoff	☐	☐	☐

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Banc of California, Inc.
2021 Annual Meeting of Stockholders
Thursday, May 13, 2021, 8:00 A.M. Pacific Daylight Time
www.virtualshareholdermeeting.com/BANC2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D38868-P51234

Proxy — Banc of California, Inc.
2021 Annual Meeting of Stockholders
Proxy Solicited by the Board of Directors for the Annual Meeting — May 13, 2021

The undersigned hereby appoints Ido Dotan, Lynn Hopkins, and Jared Wolff, and each of them, as proxies, with full power of substitution, and authorizes them to represent and vote, as directed on the reverse side, all shares of the voting common stock, par value $0.01 per share, of Banc of California, Inc. (the Company) held of record by the undersigned as of the close of business on March 15, 2021, at the Company's 2021 Annual Meeting of Stockholders (the Annual Meeting) to be held by means of remote communication on May 13, 2021 at 8:00 A.M. Pacific Daylight Time, at www.virtualshareholdermeeting.com/BANC2021, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote FOR the election of each director nominee under Proposal 1, FOR on Proposal 2, and FOR on Proposal 3.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE UNDER PROPOSAL 1, "FOR" ON PROPOSAL 2, AND "FOR" ON PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(Items to be voted appear on reverse side)